UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Oclaro, Inc.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

OCLARO, INC.
2560 Junction Avenue
San Jose, California 95134
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 26, 2011
To the Stockholders of Oclaro, Inc.:
The annual meeting of stockholders of Oclaro, Inc., a Delaware corporation (“Oclaro,” “we,” “us” or “our”), will be held on Wednesday, October 26, 2011, at 8:00 a.m., local time, at our corporate headquarters, 2560 Junction Avenue, San Jose, California, for the purpose of considering and voting upon the following matters:
1.	To elect Edward Collins and Lori Holland as Class I directors to serve three-year terms and until their successors are duly elected and qualified or until their earlier resignation or removal.
2.	To approve the Oclaro, Inc. 2011 Employee Stock Purchase Plan.
3.	To approve the Oclaro, Inc. Variable Pay Program.
4.	To conduct an advisory vote on the compensation of our named executive officers.
5.	To conduct an advisory vote on the frequency with which we will hold future stockholder advisory votes on the compensation of our named executive officers.
6.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.
The stockholders will also act on such other business as may properly come before the annual meeting, including any postponements or adjournments thereof. Our board of directors has no knowledge of any other business to be transacted at the annual meeting.
The proxy statement accompanying this notice describes each of these items of business in detail. Our board of directors recommends a vote “FOR” each of the nominees for director named in the proxy statement, a vote for “ONE YEAR” with respect to the advisory frequency vote and a vote “FOR” each of the other proposals.
We are enclosing a copy of our Annual Report on Form 10-K for the fiscal year ended July 2, 2011 with the proxy statement that accompanies this notice of meeting. The Annual Report on Form 10-K for the fiscal year ended July 2, 2011 contains consolidated financial statements and other information of interest to you. Holders of record of our common stock at the close of business on September 6, 2011 are entitled to receive this notice and to vote at the annual meeting or any adjournment thereof.
YOUR VOTE IS VERY IMPORTANT. We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to vote your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card, or complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.
By order of the Board of Directors,
Alain Couder
Chairman of the Board and Chief Executive Officer
September 9, 2011

OCLARO, INC.
Proxy Statement for the Annual Meeting of Stockholders

Page
Proxy Statement for the Annual Meeting of Stockholders	2

Voting Shares and Revocation of Proxies	2

Attendance at the Annual Meeting	4

Stockholders Entitled to Vote	4

Votes Required	4

Security Ownership of Certain Beneficial Owners and Management	5

PROPOSAL 1 — Election of Class I Directors	7

Compensation Committee Report	13

Executive Compensation — Compensation Discussion and Analysis	13

Compensation Committee Interlocks and Insider Participation	34

Corporate Governance	34

Policies and Procedures for Related Person Transactions	39

PROPOSAL 2 — Approval of the Oclaro, Inc. 2011 Employee Stock Purchase Plan	40

PROPOSAL 3 — Approval of the Oclaro, Inc. Variable Pay Program	47

PROPOSAL 4 —Advisory Vote on the Compensation of our Named Executive Officers	49

PROPOSAL 5 — Advisory Vote on the Frequency with which we will hold Future Stockholder Advisory Votes on the Compensation of our Named Executive Officers	51

PROPOSAL 6 — Ratification of the Selection of Independent Registered Public Accounting Firm	52

Audit Matters	52

Audit Committee Report	53

Pre-Approval Policies and Procedures	53

Stockholder Proposals for 2012 Annual Meeting	54

Householding of Proxy Statement	55

Financial Statements Available; Incorporation by Reference	55

Other Matters	55

Appendix A — Oclaro, Inc. 2011 Employee Stock Purchase Plan	A-1

Appendix B — Oclaro, Inc. Variable Pay Program	B-1

OCLARO, INC.
Proxy Statement for the Annual Meeting of Stockholders
To Be Held on October 26, 2011
This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors (the “Board”) for the 2011 annual meeting of stockholders (“Annual Meeting”) to be held on Wednesday, October 26, 2011 at 8 a.m., local time, at our corporate headquarters, 2560 Junction Avenue, San Jose, California, including any postponements or adjournments thereof. The notice of the Annual Meeting, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended July 2, 2011 (“2011 Annual Report”), which includes our audited financial statements for the fiscal year ended July 2, 2011 (“fiscal year 2011”), and the enclosed proxy card are first being mailed to stockholders on or about September 15, 2011.
We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (“Notice”) to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice.
Important Notice Regarding the Availability of Proxy Materials for the
2011 Annual Meeting of Stockholders to be Held on October 26, 2011
This proxy statement and our 2011 Annual Report are available for viewing, printing and downloading at www.proxyvote.com.
You can also find this proxy statement and our 2011 Annual Report on the Internet at our website at www.oclaro.com or through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a copy of our 2011 Annual Report, as filed with the Securities and Exchange Commission (which we sometimes refer to herein as the Commission) without charge as provided in the Notice or upon written request to Oclaro, Inc., 2560 Junction Avenue, San Jose, California, 95134, Attn: Stock Administrator. We will provide the 2011 Annual Report without exhibits unless you specify in writing that you are requesting copies of the exhibits.
Certain documents referenced in this proxy statement are available on our website at www.oclaro.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.
Voting Your Shares and Revocation of Proxies
You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy.
The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of common stock in “street name”, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

The Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on October 25, 2011. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.
Your vote is very important. You should submit your proxy even if you plan to attend the Annual Meeting.
All shares held by stockholders who are entitled to vote and who are represented at the Annual Meeting by properly submitted proxies received before the polls are closed at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy card, unless such proxy is properly revoked prior to the vote being taken on the matter submitted to the stockholders at the Annual Meeting.
A proxy may be revoked and your vote changed in advance of the Annual Meeting. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the vote is taken at the Annual Meeting by doing any one of the following:
•	filing with our corporate secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;
•	duly executing a later dated proxy relating to the same shares and delivering it to our corporate secretary before the taking of the vote;
•	accessing the Internet and following the instructions for voting by Internet that appear on the enclosed proxy card;
•	following the instructions that appear on the enclosed proxy card for voting by telephone; or
•	attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.
Any written notice of revocation or subsequent proxy should be sent to us at the following address: Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary. If your shares are held street name, you must follow the instructions of your broker or other nominee to revoke a previously given proxy.
If a proxy card does not specify how the proxy is to be voted with respect to:
•	the election of the two nominated Class I directors for a three year term, the shares will be voted “FOR” the election of the two nominated Class I directors;
•	the approval of the Oclaro, Inc. 2011 Employee Stock Purchase Plan, the shares will be voted “FOR” the approval of the Oclaro, Inc. 2011 Employee Stock Purchase Plan;
•	the approval of the Oclaro, Inc. Variable Pay Program, the shares will be voted “FOR” the approval of the Oclaro, Inc. Variable Pay Program;
•	the advisory vote on the compensation of our named executive officers, the shares will be voted “FOR” the approval of the compensation of our named executive officers;

•
the advisory vote on the frequency with which we will hold future stockholder advisory votes on the compensation of our named executive officers, the shares will be voted “EVERY YEAR” with respect to such frequency; and

•
the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year, the shares will be voted “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

By submitting a proxy (whether by telephone, over the Internet or by signing a proxy card), you are conferring discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. The Board does not know of any other matters that may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), the persons named in the proxy will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.
If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.
Attendance at the Annual Meeting
Only holders of the shares of our outstanding common stock as of the record date for the Annual Meeting, their proxy holders, and guests we may invite may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and photo identification to the annual meeting. For example, you could bring an account statement showing that you beneficially owned shares of our common stock as of the record date as acceptable proof of ownership. You must also contact your broker and follow their instructions in order to vote your shares at the annual meeting. You may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker.
Stockholders Entitled to Vote
The Board has fixed September 6, 2011 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. On September 6, 2011, there were 50,373,660 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the Annual Meeting.
A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and at our corporate headquarters during regular business hours for a period of no less than ten days prior to the Annual Meeting.
Votes Required
The holders of at least a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the Annual Meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present.
Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters which are “non-routine,” without specific instructions from the beneficial owner. Only the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year is considered to be a “routine” matter. Accordingly, we do not expect “broker non-votes” on that proposal. Each of the other proposals to be voted on at the Annual Meeting are not considered routine matters, and without your instruction, your broker cannot vote your shares. Accordingly, we expect “broker non-votes” on these proposals.

If the shares you own are held in “street name,” the bank, brokerage firm or nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your bank, brokerage firm or nominee provides you. If you desire to vote your shares held in “street name” at the Annual Meeting by proxy, you will need to obtain a proxy card from the holder of record.
On all matters, each share has one vote. Directors are elected by a plurality vote. Therefore, the nominees for the two director seats who receive the most affirmative votes of shares outstanding as of the record date that are present in person or represented by proxy at the Annual Meeting will be elected to serve as directors. With respect to the proposal regarding the election of our directors, neither “broker non-votes” nor abstentions are included in the tabulation of the voting results and, accordingly, they do not have the effect of votes “AGAINST” such proposal. The proposals to approve the Oclaro, Inc. 2011 Employee Stock Purchase Plan, to approve the Oclaro, Inc. Variable Pay Program, to approve the compensation of our named executive officers and to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year require the affirmative vote of the holders of a majority of the shares as of the record date that are present in person or represented by proxy at the Annual Meeting and voting on these matters. “Broker non-votes” and abstentions are not included in the tabulation of the voting results and, accordingly, they do not have the effect of votes “AGAINST” such proposals.
The advisory vote on the frequency with which we will hold future stockholder advisory votes on the compensation of our named executive officers requires the affirmative vote of a majority of votes cast. Abstentions will have no effect on the proposal. Broker non-votes are not included in the tabulation of the voting results and, accordingly, they do not have the effect of votes “AGAINST” this proposal. If none of the frequency alternatives (EVERY YEAR, EVERY TWO YEARS or EVERY THREE YEARS) receives a majority of the shares present or represented by proxy and voting on the matter, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. Because this vote is advisory and not binding on us or the Board in any way, the Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.
Security Ownership of Certain Beneficial Owners and Management
The following table shows the number of shares of our common stock beneficially owned as of August 6, 2011 by each entity or person who is known to us to own five percent or more of our common stock, each director, each executive officer listed in the Fiscal Year 2011 Summary Compensation Table below, and all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the Commission. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of our common stock issuable pursuant to options to purchase or other rights to acquire shares of common stock that are exercisable within 60 days of August 6, 2011 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 50,351,970 shares of our common stock outstanding as of August 6, 2011. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

The address of each of our executive officers and directors is c/o Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134.

	Number	Percentage
Beneficial Owner	of Shares	of Total
5% Stockholders
FMR LLC (1) 82 Devonshire Street Boston, MA 02109	2,615,678	5.2%
BlackRock, Inc. (2) 40 East 52nd Street New York, NY 10022	2,621,061	5.2%
Executive Officers and Directors
Alain Couder (3)	448,561	*
Jerry Turin (4)	137,854	*
Jim Haynes (5)	158,864	*
Kate Rundle (6)	67,119	*
Scott Parker (7)	40,952	*
Edward Collins (8)	20,412	*
Giovanni Barbarossa (9)	214,878	*
Greg Dougherty (10)	24,300	*
Lori Holland (11)	32,209	*
Joel A. Smith, III (12)	33,321	*
Marissa Peterson (13)	1,481	*
All executive officers and directors as a group (14 persons) (14)	1,264,535	2.5%

*	less than 1%

(1)	This information is based on a Schedule 13G filed with the Commission on February 14, 2011 by FMR LLC, and may not be current as of August 6, 2011.

(2)	The information is based on a Schedule 13G filed with the Commission on February 7, 2011 by BlackRock, Inc., and may not be current as of August 6, 2011.

(3)	Represents 130,685 shares beneficially owned by Mr. Couder and 317,876 shares issuable pursuant to options exercisable within 60 days of August 6, 2011.

(4)	Represents 30,168 shares beneficially owned by Mr. Turin and 107,686 shares issuable pursuant to options exercisable within 60 days of August 6, 2011.

(5)	Represents 44,172 shares beneficially owned by Mr. Haynes and 114,692 shares issuable pursuant to options exercisable within 60 days of August 6, 2011.

(6)	Represents 40,132 shares beneficially owned by Ms. Rundle and 26,987 shares issuable pursuant to options exercisable within 60 days of August 6, 2011.

(7)
Represents 19,890 shares beneficially owned by Mr. Parker and 21,062 shares issuable pursuant to options exercisable within 60 days of August 6, 2011. Mr. Parker resigned from his position as Executive Vice President of Sales effective July 11, 2011.

(8)	Represents 3,412 shares beneficially owned by Mr. Collins and 17,000 shares issuable pursuant to options exercisable within 60 days of August 6, 2011.

(9)	Represents 33,832 shares beneficially owned by Mr. Barbarossa and 181,046 shares issuable pursuant to options exercisable within 60 days of August 6, 2011.

(10)	Represents 4,285 shares beneficially owned by Mr. Dougherty and 20,015 shares issuable pursuant to options exercisable within 60 days of August 6, 2011.

(11)	Represents 8,412 shares beneficially owned by Ms. Holland and 23,797 shares issuable pursuant to options exercisable within 60 days of August 6, 2011.

(12)
Represents 11,592 shares beneficially owned by Mr. Smith individually, 86 shares beneficially owned by his spouse and 21,643 shares issuable pursuant to options exercisable within 60 days of August 6, 2011.

(13)	Represents 1,481 shares beneficially owned by Ms. Peterson within 60 days of August 6, 2011, pursuant to a restricted stock grant on August 15, 2011.

(14)
Includes 63,675 shares beneficially owned by executive officers that are not named executive officers and 20,909 shares issuable pursuant to options held by such executive officers exercisable within 60 days of August 6, 2011.

Forward-Looking Statements
This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those set forth in the statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve significant risks and uncertainties, including those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended July 2, 2011 filed with the SEC, and actual results may vary materially.
PROPOSAL 1
ELECTION OF CLASS I DIRECTORS
We have three classes of directors, currently consisting of three Class I directors, two Class II directors and two Class III directors. The Class I, Class II and Class III directors serve until the annual meeting of stockholders to be held in 2011, 2012, and 2013 respectively, or until their respective successors are elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Edward Collins, Lori Holland and Giovanni Barbarossa are currently serving as Class I directors.
Upon the recommendation of our nominating and corporate governance committee, the Board has nominated Mr. Collins and Ms. Holland for re-election to serve as Class I directors. Dr. Barbarossa will not stand for re-election. If Mr. Collins and Ms. Holland are elected this year, they will be elected to serve as members of the Board until the 2014 annual meeting of stockholders, or until their successors are elected and qualified. Both Mr. Collins and Ms. Holland have indicated their willingness to serve on the Board, if elected; however, if either of them should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board. The Board has no reason to believe that either Mr. Collins or Ms. Holland would be unable to serve if elected. If Mr. Collins and Ms. Holland are elected this year, the Board will consist of two Class I directors, two Class II directors and two Class III directors. The Board has passed a resolution reducing the number of authorized directors from seven to six, to be effective as of the conclusion of the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named above.
For each member of the Board and person nominated to become a director there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he or she serves, or has during the past five years served, as a director and his or her age and length of service as one of our directors. In addition, for each director and person nominated to become a director, there follows information regarding the specific experience, qualifications, attributes or skills that led to the conclusion of the Board that the person should serve as a director. There are no family relationships among any of our directors and executive officers. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Board Recommendation
The Board believes that the election of Edward Collins and Lori Holland to serve as Class I directors is in the best interests of Oclaro and our stockholders and, therefore, unanimously recommends that the stockholders vote “FOR” the election of the nominees.
Class I Directors — Nominees for Election to the Board at the Annual Meeting
Edward Collins, 68, has served as a director since May 2008. From 1995 to present, Mr. Collins has served as the Managing Director and a Partner at ChinaVest Group, a private equity group investing in China. In addition, from 2007 to 2010, Mr. Collins has served as chairman, and is currently a director only, of California Bank of Commerce. He is also a member of its compensation committee. From 1999 to present, he has served as chairman of the audit committee of TFC — the Taiwan Greater China Fund, listed on the NYSE. From 1988 to 1994, Mr. Collins was a partner at the law firm of McCutchen, Doyle, Brown, & Enersen where he was responsible for the Greater China practice. He has served as counsel to various investment groups, banks, and manufacturing companies in Hong Kong and Taiwan, and has been a member of the state bars of California and Texas. Mr. Collins also serves as non-executive chairman of Branded Spirits, Ltd., a privately held company that sells wine and branded spirits in China, Hong Kong and Macau. With his 15 years of experience in the private equity industry, Mr. Collins brings to our Board in-depth knowledge of finance and strategic investment strategy. Mr. Collins’ experience and training as a practicing attorney also enables him to bring valuable insights to the Board, including his thorough understanding of the legal risk of our business. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Collins should serve as a director.
Lori Holland, 53, has served as a director since September 2004. Ms. Holland previously served as a director of Oclaro’s predecessor, Bookham Technology plc, from April 1999 until September 2004. Ms. Holland has more than 20 years of experience in senior finance leadership roles with high-technology companies. She served as the CFO of Read-Rite Corporation, a publicly-traded supplier of magnetic recording heads, from 1990 to 1995. She also served as the CFO of technology companies NeoMagic Corporation from 1995 to 1996 and Zaffire, Inc. from 1999 to 2000. Ms. Holland served as a director and audit committee member of Credence Systems Corporation, a publicly-traded test equipment supplier, from September 2004 until August 2008 when Credence merged with LTX Corporation. Ms. Holland currently serves as a director, audit committee member and nominating and corporate governance committee member of LTX-Credence Corporation. From June 2005 to December 2006, Ms. Holland served on the board of directors of WiderThan, a Korean company listed on the NASDAQ National Market. Ms. Holland received a B.S. in Economics from California Polytechnic State University and a M.B.A. from Stanford University. Ms. Holland brings significant financial management and financial disclosure experience, as well as significant knowledge of our history and experiences to the Board. Ms. Holland brings to the Board her extensive knowledge in the areas of accounting, financial reporting and controls, and experience as a leader of several technology companies. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Ms. Holland should serve as a director.
Class II Directors — Term Expiring 2012
Marissa Peterson, 49, has served as a director since July 2011. Ms. Peterson was formerly Executive Vice President, Worldwide Operations, Services and Customer Advocacy of Sun Microsystems Inc., until her retirement in 2005 after 17 years with the company. From August 2008 to present, Ms. Peterson has served as a director of Humana Inc., a healthcare provider, and is currently a member of their nominating and corporate governance and organization and compensation committees. From August 2006 to present, she has served as a director for Ansell Limited, a public company listed on the Australia Stock Exchange, where she is currently a member of the audit and risk committee and chairperson of the business transformation process committee. In addition, Ms. Peterson currently serves as a director of Quantros, Inc. and the Lucile Packard Children’s Hospital at Stanford. She previously served as a director of Supervalu Inc. and served on the board of trustees of Kettering University. Ms. Peterson earned a M.B.A. from Harvard University, and an honorary doctorate of management and a B.S. in mechanical engineering from Kettering University. Ms. Peterson brings to the Board her extensive knowledge in the areas of operations, management, and customer relations, as well as experience as a senior executive of a large, complex and well-respected technology company. Ms. Peterson also brings to the Board significant experience in executive compensation matters, which gives her the ability to assist in compensation decisions. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Ms. Peterson should serve as a director.

Greg Dougherty, 51, has served as a director of Oclaro since April 2009. Prior to Oclaro, Mr. Dougherty served as a director of Avanex Corporation (“Avanex”) from April 2005 to April 2009, when Avanex and Bookham, Inc. (“Bookham”) merged to create Oclaro. Mr. Dougherty has served as a director of Picarro, Inc., a manufacturer of ultra-sensitive gas spectroscopy equipment using laser-based technology, since October 2002. He also has served on the board of directors of the Ronald McDonald House at Stanford since January 2004. From February 2001 until September 2002, Mr. Dougherty was the Chief Operating Officer of JDS Uniphase Corporation (JDS), an optical technology company. Prior to JDS he was the Chief Operating Officer of SDL, Inc. from March 1997 to February 2001 when they were acquired by JDS. From 1989 to 1997, Mr. Dougherty was the Director of Product Management and Marketing of Lucent Technologies Microelectronics in the Optoelectronics Strategic Business Unit. Mr. Dougherty received a B.Sc. degree in Optics in 1983 from the University of Rochester. Mr. Dougherty brings significant leadership, operations, sales, marketing and general management experience to the Board. Mr. Dougherty provides the Board with valuable insight into management’s perspective with respect to our operations. Mr. Dougherty also brings to the Board significant experience in executive compensation matters, which gives him the ability to assist in compensation decisions. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Dougherty should serve as a director.
Class III Directors — Terms Expiring 2013
Alain Couder, 65, has served as Chairman of the Board and Chief Executive Officer since July 2011. He previously served as a director and our Chief Executive Officer since August 2007. Prior to joining Oclaro, Mr. Couder was the President and Chief Executive Officer of Solid Information Technology Inc., a supplier of database solutions, from March 2005 to August 2007. From May 2004 to February 2005, Mr. Couder was a Venture Advisor to Sofinnova Ventures, Inc., a venture capital company. From April 2003 to March 2004, Mr. Couder was the President and Chief Executive Officer of Confluent Software, Inc., a software company. From August 2002 to March 2003, Mr. Couder was President and Chief Executive Officer of IP Dynamics, Inc., a software company. From February 2000 to May 2002, Mr. Couder served as Chief Operating Officer of Agilent Technologies, Inc., a measurement and analysis company. Earlier in his career, Mr. Couder worked for Packard-Bell, NEC, Groupe Bull, Hewlett Packard and IBM, each a computer hardware company. Mr. Couder was a director at Sanmina-SCI, an electronic manufacturing services firm, from February 2005 to January 2011. Mr. Couder holds a master’s degree in electrical engineering from the Ecole Superieure d’Electricite in Paris. Mr. Couder brings significant leadership, operational and corporate governance experience to the Board, which enables him to aptly communicate the insight of Oclaro to members of the Board. Mr. Couder’s experience, through nearly eight years of executive officer service with companies in a high-growth phase, gives him a unique perspective on our business. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Couder should serve as Chairman of the Board as well as Chief Executive Officer.
Joel A. Smith III, 66, has served as lead independent director since July 2011 and as a director since April 2009. Prior to Oclaro, Mr. Smith served as a director of Avanex from December 1999 to April 2009, when Avanex and Bookham merged to create Oclaro. Mr. Smith was the Dean of the Darla Moore School of Business of the University of South Carolina from October 2000 to December 2007. Previously, Mr. Smith served as the President of Bank of America East, a financial institution, from October 1998 to September 2000. From July 1991 to October 1998, Mr. Smith served as President of Nations Bank Carolinas, a financial institution. Mr. Smith serves on the board of directors of First National Bancshares (and was formerly a director of Carolina National Corporation, prior to its acquisition by First National Bancshares). Mr. Smith received a B.A. degree from the University of the South in Sewanee, Tennessee. Mr. Smith brings significant financial management and financial disclosure experience, as well as significant knowledge of Avanex’s history and experiences to the Board. Mr. Smith brings to the Board his extensive knowledge in the areas of finance, management, financial reporting, and controls and experience as a leader of large, well-respected financial institutions. Mr. Smith also brings to the Board significant experience in corporate governance matters, which gives him the ability to assist in governance decisions and related responsibilities. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Smith should serve as a director.

Executive Officers
Alain Couder, see “Class III Directors — Terms Expiring 2013” above.
Jerry Turin, 49, has served as our Chief Financial Officer since August 2008. From April 2008 to July 2008, Mr. Turin served as our Vice President of Finance. From July 2005 to July 2008, Mr. Turin served as our Corporate Controller. From 1999 to 2002, Mr. Turin served as Controller of Silicon Spice, Inc. (which was acquired by Broadcom Corporation in October 2000), a developer of gateway and carrier access chipsets, software and development tools. In addition, Mr. Turin was the Corporate Controller at Cirrus Logic, a publicly traded semiconductor company. Prior to his corporate finance experience, Mr. Turin spent 12 years with Deloitte & Touche, rising to the position of Senior Manager of Audit Services. A substantial portion of his time with Deloitte & Touche was in the firm’s Silicon Valley practice. Mr. Turin received his bachelor’s degree in Business Administration and Commerce from the University of Alberta in Alberta, Canada and is a member of the Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of Alberta.
James Haynes, 49, has served as President and General Manager, Photonic Components since January 2011. From March 2005 to January 2011 he served as our Chief Operating Officer. From August 2004 to March 2005, Mr. Haynes was the Officer Vice President, U.K. Operations, of Bookham Technology plc. From June 2003 to August 2004, Mr. Haynes served as Vice President Operations and Site Leader, Caswell for Bookham. From December 2000 to June 2003, Mr. Haynes served as Chief Operating Officer of Agility Communications, Inc., a tunable laser company. From 1998 to December 2000, Mr. Haynes served as Director of Technology of Nortel Networks Corporation. Mr. Haynes received his B.Sc. (Hons) in materials science and technology from Swansea University, Wales.
Kate Rundle, 54, has served as our Executive Vice President, General Counsel and Corporate Secretary since November 2007. Prior to joining Oclaro, from February 2006 to May 2007, Ms. Rundle was Vice President, General Counsel and Corporate Secretary of MIPS, Inc., a publicly-traded semiconductor technology licensing company. Ms. Rundle also worked at Sun Microsystems from 1997 to 2006, holding a number of positions including Senior Director responsible for the worldwide legal support of the company’s marketing organization. Earlier in her career, Ms. Rundle was IP Counsel for The 3DO Company and worked at the law firm of Wilson, Sonsini, Goodrich & Rosati. Ms. Rundle earned her B.A., magna cum laude, in sociology and political science from the University of California, Berkeley and her J.D. from the University of California, Hastings College of the Law.
Scott Parker, 55, served as our Executive Vice President of Sales from February 2011 to July 2011 and served as our Executive Vice President of Sales and Marketing Communications from April 2009 to January 2011. He was previously with Avanex from November 2007 to April 2009, most recently serving as Avanex’s Senior Vice President of Sales. Mr. Parker resigned from his position as Executive Vice President of Sales effective July 11, 2011.
Yves LeMaitre, 47, has served as our Chief Commercial Officer since July 2011. He previously served as Executive Vice President, Strategy and Corporate Development from February 2011 to July 2011, Executive Vice President and General Manager of our Advanced Photonics Solutions division from April 2009 to January 2011 and prior to that served as our Vice President of Telecommunication Sales and Corporate Marketing since February 2008. From May 2005 to December 2007, Mr. LeMaitre was with Avanex, most recently serving as Chief Marketing Officer in charge of worldwide sales and marketing. Previously, Mr. LeMaitre was President and Chief Executive Officer of Lightconnect, a leading supplier of optical MEMS components and modules. In addition, he worked for Alcatel and its joint venture with Sprint International in a variety of general management, senior marketing and engineering positions in the United States, France, the Netherlands and Italy. Mr. LeMaitre earned a master’s degree in mathematics and computer science from Nantes University in France. He also holds an engineering degree from Ecole Nationale Superieure des Telecommunications (ENST) in Paris.
Terry Unter, 59, has served as our President and General Manager, Optical Networks Solutions since February 2011. He previously served as Executive Vice President of our Transport Systems Solutions division from July 2010 to January 2011. From February 2004 to July 2010, Dr. Unter was President and CEO of Mintera Corporation, which was acquired by Oclaro in July 2010. Prior to joining Mintera, Dr. Unter was Chief Operating Officer at Corvis Corporation. Before joining Corvis, Dr. Unter held a number of executive management positions at companies in the communications industry including Alcatel where he was responsible for managing the creation of Alcatel’s “Optronics” subsidiary and for which he previously managed a semiconductor joint-venture in China. In the early part of his career, Dr. Unter held various engineering, management and operations positions with Northern Telecom, Alcatel Mietec and Sprague Electric. Dr. Unter holds B.Sc. (Honors) and Ph.D. degrees in electronic engineering from the University Southampton U.K.

Gray Williams, 57, has served as our Executive Vice President, Supply Chain Operations and Quality since January 2011. From January 2003 to December 2010, Mr. Williams led Logitech’s Worldwide Supply Chain, where he directed all aspects of demand management, supply planning, transportation, logistics, order fulfillment, and customer service. Prior to Logitech, he was a Vice President at 3Com and held various senior operations management positions at Hewlett-Packard, Motorola, NEC Electronics, AMD, and US Robotics. Mr. Williams currently serves on the Executive Advisory Board of the University of Wisconsin’s Grainger Center for Supply Chain Management. Mr. Williams holds a B.S. in industrial management from Purdue University’s School of Management.
Director Compensation
Fiscal Year 2011
The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. In fiscal year 2011, each of our non-employee directors received an annual retainer of $40,000 and other compensation (as described below) for meetings in excess of five in-person meetings and four telephonic meetings per year. Additional compensation consisted of $1,000 for each additional in-person meeting during the year and $500 for each additional telephonic meeting lasting less than two hours and $1,000 for each additional telephonic meeting lasting two or more hours during the year. The Chairman of the Board received an additional annual retainer of $80,000. The chairman of the audit committee received an additional annual fee of $37,000, the chairman of the compensation committee received an additional annual fee of $18,000 and the chairman of the nominating and corporate governance committee received an additional annual fee of $16,500. Each member of the audit committee received an additional $10,000 for up to eight meetings and was entitled to receive additional compensation (as described above) for additional meetings during the per year. Each member of the compensation committee received an additional $7,000 for up to eight meetings and was entitled to receive additional compensation (as described above) for additional meetings during per year. Each member of the nominating and corporate governance committee received an additional $5,000 for up to six meetings and was entitled to receive additional compensation (as described above) for additional meetings during the year. We reimbursed directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board and any meetings of its committees.
Pursuant to a resolution adopted by the Board, at our 2010 annual meeting of stockholders, each non-employee director was granted a nonstatutory stock option to acquire 3,898 shares of our common stock and was granted 2,412 shares of restricted stock, provided that the director was serving as a director both immediately before and immediately after the 2010 annual meeting of stockholders. Such options and restricted stock vest as to all of the underlying shares on the first anniversary of the date of grants, and will vest in full upon a change of control of Oclaro.
Fiscal Year 2012
At a meeting on July 27, 2011, the Board decided to retain our current non-employee director compensation arrangements for fiscal year 2012. In fiscal year 2012, the annual retainer for each of our non-employee directors will be $40,000, with the same additional compensation as in fiscal year 2011 described above, except that no additional compensation will be paid for serving as Chairman of the Board, as that role is now held by Mr. Couder, our Chief Executive Officer. Mr. Smith, who was appointed to serve as our lead independent director in connection with the combination of the Chairman of the Board and Chief Executive Officer positions, will receive an additional annual retainer of $10,000. At the Annual Meeting, each non-employee director will be granted a nonstatutory stock option to acquire a number of shares of our common stock with a value equal to $37,500 calculated based on our 30-day average stock price and Black-Scholes-Merton assumptions as of the grant date, and a restricted stock grant with a value equal to $37,500 calculated based on our 30-day average stock price at the grant date. The qualification and vesting terms of each such award will be the same as those for the options and restricted stock granted in fiscal year 2011. In our discretion, we may grant additional equity awards to our non-employee directors under our Amended and Restated 2004 Stock Incentive Plan.

Director Compensation Table
The following table sets forth information concerning the compensation of our non-employee directors for fiscal year 2011:

		Stock		Option		All Other
	Fees Earned or	Awards		Awards		Compensation
Name (1)	Paid in Cash ($)	($)(2)		($)(2)		($)	Total ($)
Bernard J. Couillaud (3)	$130,000	$32,996	(4)	$37,134	(5)	—	$200,130
Giovanni Barbarossa	$42,000	$32,996	(4)	$37,134	(5)	—	$112,130
Edward B. Collins	$67,000	$32,996	(4)	$37,134	(5)	—	$137,130
Greg Dougherty	$80,000	$32,996	(4)	$37,134	(5)	—	$150,130
Lori Holland	$96,000	$32,996	(4)	$37,134	(5)	—	$166,130
Joel A. Smith III	$63,500	$32,996	(4)	$37,134	(5)	—	$133,630

(1)	Compensation information for Mr. Couder is set forth below under “Compensation Discussion and Analysis” and the corresponding compensation tables, footnotes and narratives.

(2)
The amounts in this column reflect the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”) of grants of stock options and restricted stock awards made during the fiscal year ended July 2, 2011. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 11 to our audited consolidated financial statements included in our 2011 Annual Report. The options and restricted stock awards vest as to 100% of the shares subject to the options and restricted stock awards one year following the date of grant. Each option has a term of 10 years, and generally expires after the recipient ceases to be a director.

(3)	Mr. Couillaud resigned from the Board effective as of July 1, 2011.

(4)	Consists of the grant date fair value, computed in accordance with ASC 718, of $32,996 for the restricted stock award granted on October 27, 2010.

(5)	Consists of the grant date fair value, computed in accordance with ASC 718, of $37,134 for the stock option award granted on October 27, 2010.
Outstanding Stock Options and Stock Awards Held by Directors
The following table summarizes the number of outstanding stock awards and option awards held by each of our non-employee directors as of the end of fiscal year 2011.

Name	Stock Awards (1)	Option Awards (2)
Bernard J. Couillaud (3)	—	20,898
Giovanni Barbarossa	2,412	15,232
Edward B. Collins	2,412	20,898
Greg Dougherty	2,412	23,913
Lori Holland	2,412	27,695
Joel A. Smith III	2,412	25,541

(1)	Stock awards consist of unvested shares of common stock subject to such awards.

(2)	Option awards include vested and unvested shares of common stock subject to such awards.

(3)	Mr. Couillaud resigned from the Board effective as of July 1, 2011. Mr. Coullaud’s option awards continue to be exercisable for three months following his resignation.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from such reporting persons, we believe that, during fiscal year 2011, all filings required to be made by our reporting persons were timely made in accordance with the requirements of Section 16(a) of the Exchange Act.
COMPENSATION COMMITTEE REPORT
The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.
The compensation committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis below. Based on this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement for the 2011 annual meeting of stockholders and in our Annual Report on Form 10-K for the year ended July 2, 2011.
Submitted by the compensation committee of the Board of Directors:
Greg Dougherty, Chairman
Lori Holland
Edward Collins
Marissa Peterson
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this section, we discuss the material elements of our executive compensation programs and policies, including program objectives, reasons why we pay each element and the specific amounts of our executives’ compensation for fiscal year 2011. Following this discussion, you will find a series of tables containing more specific details about the compensation earned by, or awarded to, the following individuals, whom we refer to as our named executive officers:

Name	Position
Alain Couder	Chairman of the Board and Chief Executive Officer
Jerry Turin	Chief Financial Officer
Jim Haynes	President and General Manager, Photonic Components
Scott Parker	Executive Vice President of Sales (1)
Kate Rundle	Executive Vice President, General Counsel and Corporate Secretary

(1)	Mr. Parker resigned from this position effective July 11, 2011.

This discussion focuses principally on compensation and practices relating to the named executive officers for our 2011 fiscal year. In addition, we discuss certain changes in our compensation programs and policies that we have implemented beginning with our 2012 fiscal year.
Executive Summary
Introduction
We are a top-tier provider of innovative optical communications and laser solutions. In fiscal year 2010, we transformed our company through a series of strategic initiatives, and in fiscal year 2011 we began structuring the integrated company to scale, while accelerating our investment in new product innovation. We believe this transformation has positioned us well for growth as the optical telecom market recovers.
We operate in a highly competitive and cyclical industry. One of our principal goals is to achieve significant levels of profitability by reducing expenses and increasing revenues. In fiscal year 2010, significant progress was made toward achieving these goals while at the same time we continued to integrate several major acquisitions. We believe that our executives directly contributed to this progress. The total compensation packages awarded to our named executive officers during fiscal year 2011 and reported in this proxy statement were intended not only to compensate them for past performance and services rendered but also to retain them over the long-term.
In fiscal year 2011, due to a volatile economic environment and industry conditions, coupled with our decision to invest in future growth and capabilities, we did not achieve our financial objectives. As a result, our executives’ actual total direct compensation was below the 25th percentile of our peer group. Despite our operating results, however, we believe it is vital to retain and motivate our executive officers if we are to achieve our future business and financial goals. Therefore, for fiscal year 2012 we continue to use equity-based and performance-based compensation to align the interests of our executives with those of the stockholders and to provide a further retention incentive. Finally, our short-term incentives continue to support our overall compensation philosophy by linking the payment of cash variable pay to the achievement of overall company performance goals. Thus, we believe that our compensation program is designed to successfully achieve our objectives.
For fiscal year 2012, we have made some changes to our compensation policies to ensure that we can continue to retain the best executives while balancing this with the interests of our stockholders. We intend to continue monitoring the appropriate level of compensation of our executives through the use of third-party compensation consultants, review of the data included in surveys provided by Radford (a compensation and benchmarking consultant) and continued comparison to the compensation practices of our peer group.
Fiscal Year 2011 Business Results
During fiscal year 2011, we experienced the financial results of a company in mid-transformation of its core business, including:
•	Revenues were $466.5 million for fiscal year 2011, compared to $392.5 million in fiscal year 2010;
•	Gross margin was 27% for fiscal year 2011, compared to 28% in fiscal year 2010;
•
Operating loss was $33.6 million for fiscal year 2011, including $20.0 million of impairment charges following our annual review of goodwill, compared to operating income of $4.8 million in fiscal year 2010;

•
During fiscal year 2011, we increased our investment in research and development by $24.0 million, compared to fiscal year 2010, and had $4.5 million more depreciation expense in fiscal year 2011 compared to fiscal year 2010, associated with capital investments in scaling Oclaro for long-term growth and new product introductions; and

•	Net loss for fiscal year 2011 was $46.4 million, including $20.0 million of impairment charges following our annual review of goodwill, compared to net income of $12.4 million in fiscal year 2010.

Fiscal Year 2011 Compensation Decisions and Pay for Performance
During fiscal year 2011, although we continued a number of historical compensation practices and programs, we continued our redesign of our executive compensation program by employing the following pay for performance practices:
•	Eliminated single-trigger equity acceleration in our change of control arrangements and entered into an amended and restated two-year employment contract with our Chief Executive Officer;
•	Further refined our short-term variable pay program to take advantage of tax deductibility in accordance with Section 162(m);
•	Increased the amount of at-risk, performance-based compensation for executives though our short-term and long-term incentive programs to above 70 percent of total compensation;
•	Introduced performance-based restricted stock as an equity tool for rewarding our executives for longer term performance;
•	Awarded market-competitive merit increases in July 2010 to high-performing executives based on results from fiscal year 2010; and
•
Focused on improving overall motivation of our executives through competitive grants of long-term equity incentives which are directly linked to the share price of our stock and the creation of long-term stockholder value.

Fiscal year 2011 financial performance was below the 25th percentile of our industry peer group in terms of overall market capitalization and net income. However, as a result of our focus on implementing pay for performance practices, total direct compensation for all of our named executive officers for fiscal year 2011 was also below the 25th percentile of our peer companies.
For fiscal year 2012, we have adopted additional changes in our executive compensation programs in order to ensure we continue to pay for performance while remaining competitive with our market peers and ensuring sound governance. These changes are discussed further in “Fiscal Year 2012 Changes in Executive Compensation” below.
We expect to discuss our fiscal year 2012 executive compensation programs and rationale for our decisions more in next year’s proxy statement for our 2012 annual meeting of stockholders.
Fiscal Year 2011 Compensation Program Design
Compensation Committee
The compensation committee of the Board is the primary architect of our executive compensation program. The compensation committee annually assesses our compensation programs to assure that they are appropriately aligned with our business strategy and are achieving desired objectives. The compensation committee also reviews market trends and changes in competitive compensation practices, as further described below. Based on its review and assessment, the compensation committee from time to time recommends changes in our compensation programs to our Board. For fiscal year 2011, the compensation committee again recommended to our Board the compensation of our Chief Executive Officer and all other executive officers. The compensation committee also oversaw management’s decisions concerning the compensation of other company officers, administered our equity compensation plans, and evaluated the effectiveness of our overall executive compensation programs.

Independent Compensation Consultant
The compensation committee has the authority to retain and terminate any independent, third-party compensation consultants and to obtain advice and assistance from internal and external legal, accounting and other advisors. During our 2011 fiscal year, the compensation committee again engaged Compensia, Inc. (referred to in this discussion and analysis as Compensia) as its independent adviser for certain executive compensation matters. Compensia was engaged directly by the compensation committee to provide an independent review of our executive compensation programs, including an analysis of both the competitive market and the design of the programs. More specifically, Compensia furnished the compensation committee with reports on peer company practices relating to the following matters:
•	short- and long-term compensation program design;
•	annual share utilization and stockholder dilution levels resulting from equity plans; and
•	executive stock ownership and retention values.
As part of its reports to the compensation committee, Compensia recommended and evaluated our selected peer companies, and provided competitive compensation data and analysis relating to the compensation of our Chief Executive Officer and our other executives and officers. Compensia also assisted us with our risk assessment of our compensation programs. The compensation committee asked Compensia to prepare and present peer company benchmarking data in connection with fiscal year 2011 compensation decisions. Compensia provided no additional consulting services apart from executive and director compensation matters in fiscal year 2011.
The compensation committee has retained Compensia as its independent compensation consultant once again for fiscal year 2012 and intends to engage Compensia to review the elements listed above along with executive change of control and severance agreements. The compensation committee expects that it will continue to retain an independent compensation consultant in the future.
Compensation Philosophy and Objectives
We believe that the quality, skills and dedication of our executive officers are critical factors affecting our performance and stockholder value. Accordingly, the key objective of our executive compensation program is to attract, retain and motivate superior executive talent while maintaining an appropriate cost structure. In addition, as described in more detail above, we seek to implement a pay for performance philosophy by designing our compensation programs to link a substantial component of our executives’ compensation to the achievement of performance goals that directly correlate to the enhancement of stockholder value. Finally, our compensation programs are designed to have the right balance of short- and long-term compensation elements to ensure an appropriate focus on operational objectives and the creation of long-term value.
To accomplish these objectives, the compensation committee has historically (including for fiscal year 2011) structured our compensation programs to include the following key features and compensation elements:
•	base salaries that are competitive with those paid by peer group companies, allowing us to attract and retain key executives;
•	at risk, variable pay earned twice per year based on pre-established performance goals related to our important financial objectives;
•	at risk, equity-based compensation which aligns our executives’ interests with those of our stockholders and promotes executive retention; and
•	change of control and severance benefits.
As a general matter, the compensation committee seeks to allocate a substantial portion of the named executive officers’ compensation to components that are at-risk and performance-based. The compensation committee also generally seeks to allocate a substantial portion of executive compensation to long-term equity awards. The compensation committee does not maintain fixed policies for allocating among current and long-term compensation or among cash and non-cash compensation. Instead, the compensation committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of the key compensation goals set forth above.

While compensation levels may differ among named executive officers based on the role, responsibilities and performance of each specific executive, there are no material differences in the compensation philosophies, objectives or policies for our executives. We do not maintain a policy regarding internal pay equity.
Role of Executive Officers in Compensation Decisions
The compensation committee makes recommendations to our Board on all compensation actions relating to our executive officers, including our named executive officers. As part of its process, the compensation committee meets with our Chief Executive Officer and Executive Vice President of Human Resources to obtain recommendations with respect to the structure of our compensation programs, as well as an assessment of the performance of individual executives and recommendations on compensation for individual executives. As discussed in greater detail below under “Variable Pay Program / Cash Incentive Awards,” our Chief Executive Officer, Chief Financial Officer and Executive Vice President of Human Resources develop recommendations for performance measures and target and payout opportunities under our variable pay program based on management’s business forecast both at the company and business unit levels. These recommendations are reviewed and approved first by the compensation committee and then by our Board.
Peer Group and Competitive Positioning
In arriving at its determination of, and recommendations to our Board on, the amounts and components of compensation for our Chief Executive Officer and other executive officers for fiscal year 2011, the compensation committee relied on competitive compensation data prepared by Compensia. Peer companies were recommended by Compensia and approved by the compensation committee. In selecting peer companies, the compensation committee identified companies that were comparable to us on the basis of revenues, industry, global scope of operations, and market capitalization and that the compensation committee believes compete with us for executive talent. In particular, the peer group for fiscal year 2011 was determined based on the following criteria:
•	global communications equipment and semiconductor companies;
•	companies with revenues between $129 million and $1 billion (approximately 1/2 to 2 times our trailing 12 months revenues); and
•	companies with an average market capitalization of approximately $865 million.
In fiscal year 2011, Compensia recommended and the compensation committee approved the peer group set forth below. Compensia also recommended and the compensation committee approved the use of the Radford survey data for benchmarking executives’ compensation in fiscal year 2011. The peer group consisted of the following companies:

Coherent Inc.	MRV Communications Inc.
Cymer Inc.	Newport Corporation
ADC Telecommunications	Oplink Communications Inc.
EXFO Electro-Optical Engineering Inc.	Opnext Inc.
Extreme Networks	PMC-Sierra Inc.
Finisar Corporation	TriQuint Semiconductor Inc.
JDS Uniphase Corporation	Arris Group
Harmonic Inc.	ARM Holdings Ltd.*
II-VI Incorporated	Dialight Ltd.*
Infinera Corporation	Filtronic Plc*
IPG Photonics Corporation	Renishaw Plc*
ADTRAN, Inc.	Spirent Communications Plc*

*	United Kingdom peer companies

Compared to our fiscal year 2010 peer group, this peer group removed Emcore Corporation, GSI Group Inc., Mindspeed Technologies Inc. and Zygo Corporation and added ADC Telecommunications, JDS Uniphase Corporation, ADTRAN, Inc. and Arris Group.
In connection with its compensation review process for fiscal year 2012, and based upon the recommendation of Compensia, the compensation committee approved certain changes to our peer group for use in making fiscal year 2012 compensation decisions. The peer group for fiscal year 2012 was determined based on the same criteria used to determine the fiscal year 2011 peer group, except that the fiscal year 2012 peer group excludes companies with revenues above $1 billion. We expect to discuss the peer group for fiscal year 2012 more in next year’s proxy statement for our 2012 annual meeting of stockholders.
In past years, the compensation committee generally sought to set total target direct compensation for our executives at the 50th percentile of that provided by peer companies. Total target direct compensation is the sum of base salary, target annual incentive compensation and target long-term equity incentive awards. However, total target direct compensation, as well as individual components, have in the past varied by executive based on the executive’s experience, level of responsibility and performance. As a result of strong financial performance in fiscal year 2010, each executive was given a market competitive merit increase to their base salary, as further discussed and analyzed below. Additionally, the variable pay target participation rate was increased for Ms. Rundle to a market competitive level, as further discussed and analyzed below. However, as a direct result of our pay for performance practices, total actual direct compensation paid to our named executive officers for fiscal year 2011 was limited to a level below the 25th percentile of our peer companies.
For fiscal year 2012 compensation, motivated primarily by our pay for performance philosophy, the compensation committee considered our performance and determined to recommend to our Board that, other than a modest market adjustment for Mr. Turin, no increases be made to base salaries and target annual incentive levels for fiscal year 2012.
Analysis of Fiscal Year 2011 Executive Compensation Decisions and Actions
Summary of Fiscal Year 2011 Compensation Decisions
Key executive compensation decisions for fiscal year 2011 were driven by our review and analysis of our business performance for fiscal year 2010 on a “look-back” basis. During fiscal year 2010, we were able to continue to increase margin expansion, rapidly integrate several acquisitions and achieve operational profitability with respect to GAAP financial metrics. Fiscal year 2010 was a strong year for Oclaro — our overall results for fiscal year 2010 were above the 50th percentile of our peer group. As a result of our strong operational performance in fiscal year 2010, the following compensation amounts and elements were provided, and the following compensation decisions were made, by the compensation committee at the beginning of fiscal year 2011:
•
Each of our named executive officers received a market-based merit increase to their base salaries (ranging from 3 to 15 percent) based on individual performance during fiscal year 2010 in line with our peer group practices;

•
Target awards (as a percentage of base salary) and payout opportunities under the variable pay program generally were maintained at the same levels as prior years (with the exception of Ms. Rundle, whose target increased from 40% to 50% of base salary);

•
Each named executive received a grant of time-based stock options and time-based restricted stock, which grants roughly approximated the 75th percentile of the peer group levels. The allocation of these grants to the named executive officers was determined based on individual performance, criticality of skills, and retention risk, among other factors;

•	Single-trigger equity acceleration benefits were eliminated for Mr. Couder; and
•
Each named executive received a grant of performance-based restricted stock in March 2011 (with the exception of Mr. Couder, whose grant was made in April 2011), which grant is designed to vest upon achievement of certain company gross-margin targets for the three months ending December 31, 2011.

During fiscal year 2011, based on our failure to reach minimum revenue, minimum adjusted earnings before interest, taxes, depreciation and amortization (or EBITDA) and minimum net income goals, payouts under the variable pay program were not made for the six-month period ended January 1, 2011 or for the six-month period ended July 2, 2011. As a result, each named executive’s total actual direct compensation for fiscal year 2011 fell below the 25th percentile of our peer group. Based on this result, the compensation committee believes that compensation levels for fiscal year 2011 for the variable pay program were commensurate with performance and were appropriate and consistent with the pay for performance philosophy and objectives underlying our compensation programs.
Elements of Fiscal Year 2011 Compensation
We allocated fiscal year 2011 compensation among the following components for our named executive officers:

Element	Objective	Details
Base Salary	Regular cash payments are designed to compensate each named executive based on the size and scope of his or her position, individual expertise, experience and performance.
• Base salaries for our named executives were targeted at the 50th percentile of our peer group.
• Based on outstanding performance in fiscal year 2010, each named executive received modest merit increases to their base salaries.

Variable Pay Program	Semi-annual cash incentive awards are designed to incent executives to work to achieve short-term company financial performance.
• Target variable pay program opportunities were set at the 50th percentile of our peer group.
• Two important short-term financial metrics (described further below) were set for each of the 6-month periods ended January 1, 2011 and July 2, 2011.
• Payout opportunities for each component ranged from 50% of target, or the trigger amount, to a maximum of 150% of target, or the stretch amount.
• If we failed to achieve the trigger level for either of the stated performance measures, no payout was awarded.

• Based on our failure to achieve the minimum trigger level for both components in each of the six-month measurement periods, none of our named executive officers received any payment under this program for fiscal year 2011 performance.

Long-Term Incentives (LTI)
Equity awards are designed to incent executives to work to achieve outstanding long-term company performance.

In addition to alignment with stockholder interests, the use of multiple vehicles for equity-based LTI awards supports our pay for performance philosophy:
• Stock options provide a strong incentive for executives to work to achieve stock price appreciation;
• Restricted stock facilitates retention of key executives and employees; and
• Performance-based stock awards incent executives to work to achieve longer-term financial targets directly aligned with company financial performance.

• Target LTI awards were targeted at the 75th percentile of our peer group in fiscal year 2011. This was done in part to correct for low awards in the prior two years and to reward the team for performance for the prior year.
• To emphasize stock price growth, in fiscal year 2011, approximately 50% of the LTI award value as of the grant date was delivered as time-based stock options.
• To increase retention value and reorient named executive officers’ historically below market levels of compensation, 50% of the LTI award value as of the grant date was granted in the form of time-based restricted stock
• To introduce performance-based restricted stock, 5,000 shares of performance-based restricted stock were granted to each named executive based on achieving certain gross margin targets for the three months ending December 31, 2011.

Element	Objective	Details
Severance and Change of Control	Termination payments and benefits are designed to help retain our leadership in the event of a change of control and also to provide them with financial security in case of a loss of employment.
• Agreement with our Chief Executive Officer was amended and restated in fiscal year 2011 to reflect double-trigger requirement for any change of control benefits.
• For new awards, in fiscal year 2012, all named executives will have double-trigger requirements for any change of control benefits.
• No tax gross-ups.

Fiscal Year 2011 Base Salaries
We generally seek to set our executives’ base salaries each year at levels which are competitive with our peer companies based on each individual executive’s role and the scope of his or her responsibilities, also taking into account the executive’s experience and the base salary levels of other executives within Oclaro. The compensation committee typically reviews base salaries every fiscal year and adjusts base salaries to take into account competitive market data, company and individual performance from the prior fiscal year and promotions or changes in responsibilities. For fiscal year 2011, we benchmarked base salaries at the 50th percentile of our peer group.
As a result of our strong operational performance in fiscal year 2010 as described above, each of our named executive officers received a modest merit increase, as detailed in the chart below, to their base salary based on individual performance during fiscal year 2010 in line with our peer group practices.

				Fiscal Year 2011
	Fiscal Year	Fiscal Year		Base Salary as
	2010 Base	2011 Base	Percentage	Percentile of Peer
Named Executive Officer	Salary ($)	Salary ($)	Increase	Group
Alain Couder	$500,000	$575,000	15%	50th
Jerry Turin	$280,000	$308,000	10%	30th
Jim Haynes	$310,000	$341,000	10%	60th
Kate Rundle	$300,000	$309,000	3%	70th
Scott Parker	$250,000	$257,500	3%	25th
In particular, Mr. Couder received a 15% base salary increase and Mr. Turin received a 10% base salary increase specifically to bring them closer to a market competitive level. The compensation committee also determined that it was appropriate for Mr. Parker, Mr. Haynes and Ms. Rundle to receive modest merit increases to their base salary. In February 2011, due to increased responsibilities and outstanding performance, an additional increase was provided to Ms. Rundle taking her base salary from $309,000 to $330,000.
Fiscal Year 2011 Variable Pay Program / Cash Incentive Awards
Through our variable pay program, we seek to provide pay for performance by linking cash incentive awards to company financial performance. In designing the variable pay program, our Chief Executive Officer, Chief Financial Officer and Executive Vice President of Human Resources develop and recommend performance metrics and targets, which are reviewed and are subject to adjustment by the compensation committee and our Board. Performance metrics and payout levels are determined based on management’s business forecast both at the company and business unit levels, as reviewed and approved by the Board. In fiscal year 2011, target levels for performance under the plan were set substantially above the levels included in our business forecast in order to challenge management.
For fiscal year 2011, performance measures were based on cumulative revenue and adjusted EBITDA targets for the six months ended January 1, 2011 and cumulative revenue and gross margin targets for the six months ended July 2, 2011. Both periods had a double-trigger requirement, which means that a threshold amount for each performance metric had to be achieved for each six month period before any award was earned for the performance period. We chose cumulative revenue, adjusted EBITDA and gross margin as our performance metrics for this program because we believe these were important indicators aligned with both our near and long-term financial goal of profitable growth.

The key features of the variable pay program for fiscal year 2011 were as follows:
•
For the six months ended January 1, 2011, the trigger, target and stretch cumulative revenue goals were $250 million, $270 million and $284 million, respectively. Adjusted EBITDA trigger, target and stretch goals were $27 million, $37 million, and $45 million, respectively, for this performance period;

•
For the six months ended July 2, 2011, the trigger, target and stretch cumulative revenue goals were $245 million, $265 million, and $285 million, respectively. Gross margin trigger, target and stretch goals were 29%, 31% and 33%, respectively, for this performance period;

•	Actual achievement against the performance goals was measured, and (if achieved) awards were to be paid out, on a six-month basis;
•	All non-GAAP adjustments were subject to approval by the audit committee to ensure that the non-GAAP adjustment effects on payout levels appropriately reflected company performance;
•	Payout opportunities were based entirely on relative achievement of the financial performance objectives; there was no individual performance component;
•	Each executive’s target variable pay award was set at a percentage of his or her base salary, based on both competitive benchmarking and the level of the executive’s responsibilities, as follows:
•
Mr. Couder’s target variable pay award was set at the benchmark, which was 100% of his base salary, while Mr. Haynes and Mr. Turin’s target variable pay awards were set at the benchmark, which was 60% of their respective base salaries;

•	For Ms. Rundle, the target variable pay award was set at the benchmark, which was 50% of her base salary;
•	Payout opportunities for each component ranged from 50% of target (which amount equaled the trigger amount) to a maximum of 150% of target (which amount equaled the stretch amount); and
•	If we failed to achieve the trigger level for either of the stated performance measures, no payout was awarded.
For each of the six-month periods in fiscal year 2011 described above, the minimum trigger levels were not achieved and, therefore, no variable pay awards were paid.
Sales Incentive Plan for Executive Vice President of Sales
Mr. Parker served as our Executive Vice President of Sales during fiscal year 2011. He resigned from the position effective July 11, 2011. In his sales role during fiscal year 2011, Mr. Parker participated in our sales incentive plan, and thus was not eligible to participate in our variable pay program. Mr. Parker’s participation in this quota-based plan was at a threshold level of 30%, a target level of 60%, and a maximum level of 150% of his annual base salary. Mr. Parker received a quarterly quota for company-wide sales revenue and quarter over quarter growth. Unless a minimum trigger of 60% of the target quota was achieved, there was no payout under this plan, and Mr. Parker’s payout under this plan was capped at 250% of his target level, which equaled 150% of his annual base salary. During fiscal year 2011, Mr. Parker achieved 131% of quota for the quarter ended October 2, 2010; 102% of quota for the quarter ended January 1, 2011; 91% of quota for the quarter ended April 2, 2011 and 80% of quota for the quarter ended July 2, 2011. Payments to Mr. Parker under our sales incentive plan are included in the Fiscal Year 2011 Summary Compensation Table on page 25.

We believe that disclosing our quarterly company-wide sales revenue goals, even on a historical basis, would cause us competitive harm by, among other things, providing our competitors with insight into our business strategy and anticipated sales capabilities within the fiscal year. For fiscal year 2011, we set quarterly company-wide sales revenue targets based on our Board-approved internal business plan at levels that were challenging, but not exceedingly difficult to achieve, relative to our historical performance and future expectations at the time the levels are set. To give context for the general degree of difficulty in achieving these undisclosed targets, we have achieved an average performance of 102% of quota per quarter during the last two years under the sales incentive plan. The compensation committee believes that incentives awarded under our variable pay program and sales incentive plan appropriately reflected our performance and appropriately rewarded the performance of the named executive officers.
Long-Term Incentive Programs
We believe consistent execution of our strategy over multi-year periods will lead to an increase in our stock price. Stock options, restricted stock and performance-based restricted stock are the variable equity instruments we use to align the interests of the named executive officers with those of our stockholders and provide each individual with a significant incentive to manage Oclaro from the perspective of an owner with an equity stake in the business. These awards are also intended to promote executive retention, as unvested stock options are generally forfeited if the executive voluntarily leaves us. Each stock option allows the executive officer to acquire our common stock at a fixed price per share (the market price on the grant date) over a period of seven to ten years, thus providing a return to the officer only if the market price of the shares appreciates over the option term. The actual compensation realized from stock options and (to some degree) restricted stock is directly dependent on increases in our stock price after the grant date.
The size of the equity award to each executive officer generally is set at a level that is intended to create a meaningful opportunity for share ownership based upon the individual’s current position with Oclaro, but the compensation committee and Board also take into account (1) the individual’s potential for future responsibility and promotion over the term of the award, (2) the individual’s performance in recent fiscal years, and (3) the number of awards held by the individual at the time of grant. In addition, the compensation committee and our Board consider competitive equity award data, and determine award size consistent with the compensation committee’s and our Board’s objective of setting long-term incentive compensation at a competitive level in relation to our peer companies, subject to individual variances. The compensation committee and our Board also consider annual share usage and overall stockholder dilution when determining the size of equity awards.
Administration of Equity Award Grants
The compensation committee grants options with exercise prices set at the market price on the date of grant based on the closing market price. Our current stock granting policy is that options and restricted stock awards granted to executive officers are only made during open trading windows. Awards are not timed in relation to the release of material information. Our current stock granting policy also provides that annual incentive grants to executives are made on August 15th each year after approval from the Board. In accordance with our stock granting policy, all new-hire equity awards are granted on the 10th day of the month following the first date of employment. Annual equity awards to ongoing employees for fiscal year 2011 were granted on August 15th, 2010. Any special grants (non-new hire or annual) made by the compensation committee are effective on the date of approval by the compensation committee.
Grants During Fiscal Year 2011
In determining the size of equity grants to our executives in fiscal year 2011, the compensation committee used the Black-Scholes-Merton valuation model and considered comparative share ownership of executives in our peer group identified above, Radford survey data, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, the retention value of those awards and the recommendations of management. For fiscal year 2011, due to the lack of retention value in past grants and the strong performance of Oclaro in fiscal year 2010, the compensation committee awarded equity grants to our executives that were above the median for equity awards granted to comparable executives at companies in the peer group and those identified in the Radford survey.

For fiscal year 2011, the compensation committee’s policy was to target long-term incentive compensation generally at the 75th percentile of our peer group. The compensation committee determined that equity awards for executive and other senior officers generally would be allocated approximately 50% to stock option awards and 50% to time-based restricted stock awards. The compensation committee chose this mix based on the recommendations of Compensia. The compensation committee determined to target the 75th percentile and use this mix of equity awards for fiscal year 2011 not only to limit the dilutive effect of equity awards but to deliver equity at above-market grant levels in order to reorient executives historically compensated at below-market levels. For our Chief Executive Officer in particular, the above market equity award grant was intended to recognize the fact that in prior fiscal years his total direct compensation was significantly below the median compensation for the chief executive officers of the companies in our peer group. The compensation committee determined that is was in the best interests of us and our stockholders to link this long-term incentive compensation opportunity to the performance of our common stock over the next four years of the vesting period. We believe that the use of stock options created both upside potential if our stock price increases as well as retention value. The use of stock options and time-based restricted stock is a competitive practice among our direct peer group.
In addition, in fiscal year 2011, the compensation committee introduced performance-based restricted stock as a tool for rewarding our named executives for performance. Specifically, we granted to each named executive 5,000 shares of performance-based restricted stock to be earned at either a 50% level or 100% level depending on our achievement of certain gross margin performance targets for the three months ending December 31, 2011. We have determined that achieving these gross margin targets is not probable. For fiscal year 2011, we set these gross margin targets based on our Board-approved internal business plan at levels that were challenging relative to our historical performance and future expectations at the time the levels were set.
For fiscal year 2012, the compensation committee has determined that equity awards for executives and other senior officers generally will be allocated one third to stock option awards, one third to time-based restricted stock awards and one third to performance-based stock units. The compensation committee determined to use this mix of equity awards for fiscal year 2012 to reinforce our pay for performance philosophy. Time-based restricted stock awards will vest 25% after each year over four years. Stock option awards will vest 25% after one year and then monthly thereafter over the next three years. Performance-based stock units will be earned based on our two-year performance relative to a specific group of direct industry peers. We expect to discuss these fiscal year 2012 awards more in next year’s proxy statement for our 2012 annual meeting of stockholders.
Severance and Change of Control Arrangements
Each of the named executive officers other than Mr. Couder has entered into an Executive Severance and Retention Agreement. The Executive Severance and Retention Agreement provides, under certain circumstances, for payments upon termination of employment following a change of control of Oclaro or termination upon death or without “cause” or a resignation for “good reason,” each as defined in the Executive Severance and Retention Agreement. Mr. Couder’s Amended and Restated Employment Agreement provides for payments in similar circumstances, other than death. Change of control payments of salary and variable pay made under the agreements, and, in the case of Mr. Couder, acceleration of equity awards, are subject to a “double trigger,” meaning that both a change of control and either a subsequent termination or subsequent termination for “good reason” are required. In other words, the change of control does not by itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated (or the executive resigns for “good reason”) during a specified period after the change of control. We believe a “double trigger” benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Employment, Change of Control and Severance Arrangements” below. Under the current agreements, set to expire on December 31, 2011, acceleration of equity awards for executives other than Mr. Couder is subject to a single trigger, meaning only the change of control is required to trigger the acceleration of vesting of equity awards. Beginning January 1, 2012, all executive change of control and severance arrangements will contain double-trigger requirements for acceleration of equity awards.

We believe providing these benefits help us compete for and retain executive talent. After reviewing the practices of companies represented in the peer group, we believe that our severance and change of control benefits are generally comparable with severance packages offered to executives by the companies in the peer group.
Other Benefits
We maintain broad-based benefits that are provided to all employees, including health and medical insurance, life and disability insurance and a 401(k) plan or, for executives and employees residing outside the U.S., a similar retirement plan. All executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees depending on their geographic location. Under the 401(k) plan, employees, including our named executive officers, may receive a matching contribution from us of up to 4% of the employees’ pay (up to a $245,000 annual salary limit).
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (referred to as the Code), generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and certain of our other officers whose compensation is required to be disclosed to our stockholders under the Exchange Act. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The compensation committee periodically reviews the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions under Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions under Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.
ASC 718 requires us to recognize in our consolidated statement of operations all share-based payments to employees, including grants of stock options and restricted stock to executives, based on their fair values. The application of ASC 718 involves significant amounts of judgment in the determination of inputs into the Black-Scholes-Merton valuation model that we use to determine the fair value of share-based awards. These inputs are based upon highly subjective assumptions as to the volatility of the underlying stock, risk free interest rates and the expected life of the options. Judgment is also required in estimating the number of share-based awards that are expected to be forfeited. As required under GAAP, we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value stock-based awards granted in future periods may vary from the valuation assumptions we have used previously. For performance-based grants, we also must apply judgment in determining the periods when, and if, the related performance targets become probable of being met.
Fiscal Year 2012 Executive Compensation Decisions
As a result of the compensation committee’s review of our compensation programs and peer company data and best practices in the executive compensation area, and our ongoing commitment to strengthen the pay for performance aspects of our executive compensation program, in July 2011 the compensation committee recommended and our Board approved various decisions with respect to our executive compensation program in order to ensure we are able to retain our key executive talent and remain competitive with our market peers while establishing a strong pay for performance culture. These decisions include the following:
•	base salary targeted at the 50th percentile of peer companies with no merit adjustments for fiscal year 2012;
•	short-term incentive pay targeted at the 50th percentile of peer companies with no increase in target participation levels for fiscal year 2012;
•	variable pay performance goals based on several important short-term financial metrics with a double-trigger requirement;
•	payout levels will continue to be capped at 150% of target under our variable pay program;

•
long-term incentive compensation will now be comprised of one-third performance-based stock options, one-third time-based restricted stock, and one-third performance-based restricted stock tied to our long-term performance as compared to our peers; and

•	new executive change of control agreements with double-trigger equity acceleration provisions, effective from January 1, 2012.
We expect to discuss our fiscal year 2012 executive compensation program more in next year’s proxy statement for our 2012 annual meeting of stockholders.
Compensation Risk Assessment
In April 2011, the compensation committee reviewed our compensation policies and practices applicable to all employees and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The compensation committee believes that the design and mix of our compensation programs appropriately encourage our executives to focus on the creation of long-term stockholder value. In its review, the compensation committee noted the following features:
•
payout levels under our variable pay and sales incentive plans are capped and payout opportunities may be achieved on a straight-line interpolation basis between trigger and target levels, and between the target and stretch levels;

•	non-GAAP adjustments are made to align achievement of performance measures with our business strategy;
•	all non-GAAP adjustments are subject to audit committee approval to assure that actual payout levels appropriately reflect company and business unit performance; and
•
long-term performance-based incentive compensation constitutes an increasingly significant portion of executives’ compensation thereby focusing such individuals on enhancing long-term stockholder value.

Summary Compensation Table
The following table sets forth certain information concerning the compensation for fiscal years 2011, 2010 and 2009 for each individual who served as our principal executive officer (Mr. Couder) and our principal financial officer (Mr. Turin) during fiscal year 2011 and our three other most highly-compensated executive officers (Messrs. Haynes and Parker and Ms. Rundle) who received annual compensation in excess of $100,000 during fiscal year 2011. We refer to these officers collectively as our named executive officers.
Fiscal Year 2011 Summary Compensation Table

							Non-Equity
					Stock	Option	Incentive Plan		All Other
				Bonus	Awards	Awards	Compensation		Compensation		Total
Name and Principal Position	Year (1)	Salary ($)		($)	($)(2)(3)	($)(2)	($)		($)		($)
Alain Couder	2011	$575,000		—	$834,400	$585,664	—		$9,800	(11)	$2,004,864
Chairman of the Board and	2010	$498,654		—	—	$460,875	$627,429		$7,746	(11)	$1,594,704
Chief Executive Officer (4)	2009	$487,500		$187,500	—	$614,277	$161,958		$5,860	(11)	$1,457,095

Jerry Turin	2011	$308,000		—	$269,094	$188,877	—		$8,444	(11)	$774,415
Chief Financial Officer (5)	2010	$266,223		—	—	$204,832	$210,816		$5,593	(11)	$687,464
	2009	$253,500		$39,000	—	$158,360	$33,687		$4,793	(11)	$489,340

Jim Haynes	2011	$369,446	(9)	—	$358,792	$251,836	—		$34,657	(9)(12)	$1,014,731
President and General Manager, Photonic Components (6)	2010	$314,371	(9)	—	—	$286,765	$245,713	(9)	$29,812	(9)	$876,661
	2009	$283,231	(9)	$49,051	—	$167,320	$47,048	(9)	$42,454	(9)	$589,104

Kate Rundle	2011	$319,500		—	$358,764	$252,761	—		$9,800	(11)	$940,825
Executive V.P., General Counsel and Corporate Secretary (7)	2010	$299,253		—	—	$92,174	$150,583		$9,312	(11)	$551,322
	2009	$292,500		$45,000	—	$153,880	$38,870		$8,451	(11)	$538,701

Scott Parker	2011	$257,500		—	$179,396	$125,918	$156,010	(10)	$8,906	(11)	$727,730
Executive V.P. of Sales (8)	2010	$250,000		—	—	$71,691	$185,250		$5,964	(11)	$512,905

(1)	The years in this column refer to the fiscal years ended July 2, 2011, July 3, 2010 and June 27, 2009.

(2)
The amounts in these columns for fiscal year 2011 reflect the grant date fair value, computed in accordance with ASC 718, of grants of time-based stock options and restricted stock awards made during the fiscal year. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 11 to our audited consolidated financial statements included in our 2011 Annual Report. For more information about these awards, see the discussion above under “Compensation Discussion and Analysis” and the narrative below.

(3)
On April 27, 2011, Mr. Couder received a performance-based grant of 5,000 shares of restricted stock. On March 10, 2011, each of Messrs. Turin, Haynes and Parker and Ms. Rundle received a performance-based grant of 5,000 shares of restricted stock. These performance-based stock awards will vest, if at all, at either a 50% level or 100% level, depending on our achievement of certain gross margin percentage performance targets for the three months ending December 31, 2011. As of the grant dates, and through July 2, 2011, we have determined that achieving the gross margin targets is not probable. Accordingly, we determined that the grant date fair value of each of these awards based on the probable outcome of the performance metric is $0, and we have not included any amount with respect to these awards in the “Stock Awards” column. If we had assumed that the highest level of performance was probable for these restricted stock awards, the grant date fair value for the 5,000 share grant awarded to Mr. Couder would be $58,800 based on our closing stock price of $11.76 on April 27, 2011, and the grant date fair value for each of the other 5,000 share grants awarded to Messrs. Turin, Haynes and Parker and Ms. Rundle would be $64,050 based on our closing stock price of $12.81 on March 10, 2011. For more information about these awards, see “Compensation Discussion and Analysis—Long Term Incentives” above.

(4)
Mr. Couder was appointed our Chairman of the Board and Chief Executive Officer effective as of July 7, 2011. Mr. Couder previously served as our President and Chief Executive Officer since August 2007.

(5)
Mr. Turin was appointed our Chief Financial Officer effective as of August 1, 2008. Mr. Turin previously served as our Corporate Controller since July 2005 and also as Vice President of Finance since April 2008.

(6)	Mr. Haynes was appointed our President and General Manager, Photonics Components effective as of January, 2011. Mr. Haynes previously served as our Chief Operating Officer since March 2005.

(7)	Ms. Rundle was appointed our Executive Vice President, General Counsel and Corporate Secretary effective as of November, 2007.

(8)
Mr. Parker served as our Executive Vice President of Sales from February 2011 to July 11, 2011. Mr. Parker previously served as our Executive Vice President of Sales and Marketing Communications effective from April, 2009 to January 2011.

(9)
Converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.61 on July 1, 2011, $1.52 on July 2, 2010 and $1.64 on June 26, 2009, respectively.

(10)
For Mr. Parker, consists of payments totaling $156,010 in connection with Mr. Parker’s fiscal year 2011 participation in our sales incentive plan, as further discussed above under “Compensation Discussion and Analysis.”

(11)	Amount consists of company matching contributions to the named executive officers’ 401(k) plan accounts for fiscal years 2011, 2010 and 2009.

(12)	Consists of $33,250 pension contribution and $1,407 private medical allowance for fiscal year 2011.

Fiscal Year 2011 Grants of Plan-Based Awards Table
The following table sets forth information regarding each grant of an award made to a named executive officer during fiscal year 2011 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

									All Other		All Other Option
									Stock		Awards:
			Estimated Possible Payouts			Estimated Possible Payouts			Awards:		Number of	Exercise or	Grant Date
			Under Non-Equity Incentive			Under Equity Incentive			Number of		Securities	Base Price	Fair Value
			Plan Awards			Plan Awards			Shares of		Underlying	of Option	of Stock
	Grant		Thresh-		Max-	Thresh-		Max-	Stock		Options	Awards	and Option
Name	Date		hold	Target	imum	hold (1)	Target (1)	imum	or Units		(2)	($/Sh)	Awards (3)
Alain Couder	7/4/2010	(5)	$143,750	$287,500	$431,250	—	—	—	—		—	—	—
	1/3/2011	(6)	$143,750	$287,500	$431,250	—	—	—	—		—	—	—
	8/16/2010		—	—	—	—	—	—	—		80,000	$10.43	$585,664
	8/16/2010		—	—	—	—	—	—	80,000	(8)	—	—	$834,400
	4/27/2011		—	—	—	$29,400	$58,800	—	—		—	—	$0	(1)
Jerry Turin	7/4/2010	(5)	$46,200	$92,400	$138,600	—	—	—	—		—	—	—
	1/3/2011	(6)	$46,200	$92,400	$138,600	—	—	—	—		—	—	—
	8/16/2010		—	—	—	—	—	—	—		25,800	$10.43	$188,877
	8/16/2010		—	—	—	—	—	—	25,800	(8)	—	—	$269,094
	3/10/2011		—	—	—	$32,025	$64,050	—	—		—	—	$0	(1)
Jim Haynes(4)	7/4/2010	(5)	$55,417	$110,834	$166,251	—	—	—	—		—	—	—
	1/3/2011	(6)	$55,417	$110,834	$166,251	—	—	—	—		—	—	—
	8/16/2010		—	—	—	—	—	—	—		34,400	$10.43	$251,836
	8/16/2010		—	—	—	—	—	—	34,400	(8)	—	—	$358,792
	3/10/2011		—	—	—	$32,025	$64,050	—	—		—	—	$0	(1)
Kate Rundle	7/4/2010	(5)	$38,625	$77,250	$115,875	—	—	—	—		—	—	—
	1/3/2011	(6)	$49,500	$99,000	$148,500	—	—	—	—		—	—	—
	8/16/2010		—	—	—	—	—	—	—		25,800	$10.43	$188,877
	8/16/2010		—	—	—	—	—	—	25,800	(8)	—	—	$269,094
	3/10/2011		—	—	—	—	—	—	—		7,000	$12.81	$63,884
	3/10/2011		—	—	—	—	—	—	7,000	(9)	—	—	$89,670
	3/10/2011		—	—	—	$32,025	$64,050	—	—		—	—	$0	(1)
Scott Parker	7/4/2010	(7)	$77,250	$154,500	$386,250	—	—	—	—		—	—	—
	8/16/2010		—	—	—	—	—	—	—		17,200	$10.43	$125,918
	8/16/2010		—	—	—	—	—	—	17,200	(8)	—	—	$179,396
	3/10/2011		—	—	—	$32,025	$64,050	—	—		—	—	$0	(1)

(1)
On April 27, 2011, Mr. Couder received a performance-based grant of 5,000 shares of restricted stock. On March 10, 2011, each of Messrs. Turin, Haynes and Parker and Ms. Rundle received a performance-based grant of 5,000 shares of restricted stock. These performance-based restricted stock awards will vest, if at all, at either a 50% trigger level or 100% target/maximum level, depending on our achievement of certain gross margin percentage performance targets for the three months ending December 31, 2011. As of the grant dates, and through July 2, 2011, we have determined that achieving the gross margin targets is not probable. Accordingly, we determined that the grant date fair value of each of these awards based on the probable outcome of the performance metric is $0, and we have not included any amount with respect to these awards in the “Grant Date Fair Value of Stock and Option Awards” column of this table or in the “Stock Awards” column of the Fiscal Year 2011 Summary Compensation Table. For more information about these awards, see “Compensation Discussion and Analysis—Long Term Incentives” above.

(2)
The options will vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48th of the shares subject to the option monthly thereafter over the next 36 months.

(3)
The amounts in this column reflect the grant date fair value of the respective stock and option awards computed in accordance with ASC 718. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 11 to our audited consolidated financial statements included in our 2011 Annual Report.

(4)
For Mr. Haynes, “threshold,” “target” and “maximum” estimated future payouts under non-equity incentive plan awards are converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.61 on July 1, 2011.

(5)
For the first half of fiscal year 2011, the first-half variable pay program was based 50% on achieving a cumulative revenues target and 50% on achieving an adjusted EBITDA target for the six months ended December 2010. As the minimum achievement requirements were not met, no amounts were paid out under this plan. For more information, see the discussion above under “Compensation Discussion and Analysis.”

(6)
For the second half of fiscal year 2011, the second-half variable pay program was based 50% on achieving a cumulative revenues target and 50% on achieving a gross margin percentage target for the six months ended June 2011. As the minimum achievement requirements were not met, no amounts were paid out under this plan. For more information, see the discussion above under “Compensation Discussion and Analysis.”

(7)
In his sales role, Mr. Parker participated in our sales incentive plan. Mr. Parker’s participation in this quota-based plan was at a threshold level of 30% of his annual base salary, a target level of 60% of his annual base salary and a maximum level of 150% of his annual base salary. For more information, see the discussion above under “Compensation Discussion and Analysis.”

(8)
These restricted stock awards will vest as to 25% of the number of shares subject to each restricted stock award on August 16, 2011; and 6.25% of the number of shares subject to each such award shall vest on the November 16th, February 16th, May 16th and August 16th following August 16, 2011 over the following three years.

(9)
The restricted stock awards will vest as to 25% of the number of shares subject to each restricted stock award on February 10, 2012; and 6.25% of the number of shares subject to each such award shall vest on the May 10th, August 10th, November 10th and February 10th following February 10, 2012 over the following three years.

In terms of the option awards for which disclosure is provided for fiscal year 2011 in the Fiscal Year 2011 Summary Compensation Table and Fiscal Year 2011 Grants of Plan-Based Awards Table above, the options vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48 of the shares subject to the option monthly thereafter over the remaining 36 months. Each option has a term of ten years, and generally expires shortly following the termination of the executive’s employment.

Outstanding Equity Awards at Fiscal 2011 Year-End Table
The following table sets forth information concerning stock options that have not been exercised and unvested restricted stock awards and performance-based stock awards for each of the named executive officers as of July 2, 2011.

		Option Awards						Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
											Plan	Market or
											Awards:	Payout
											Number of	Value of
										Market	Unearned	Unearned
		Number of	Number of					Number of		Value of	Shares,	Shares,
		Securities	Securities					Shares or		Shares or	Units or	Units or
		Underlying	Underlying					Units of		Units That	Other Rights	Other Rights
	Option	Unexercised	Unexercised		Option		Option	Stock that		Have Not	That Have	That Have
	Grant	Options (#)	Options (#)		Exercise		Expiration	Have Not		Vested ($)	Not Vested	Not Vested
Name	Date	Exercisable	Unexercisable		Price ($)		Date	Vested (#)		(1)	(#)(2)	($)(3)
Alain Couder	8/13/2007	91,043	3,958	(4)	$14.45		8/13/2017	—		—	—	—
	8/15/2008	66,584	27,417	(4)	$8.90		8/15/2018	—		—	—	—
	5/13/2009	31,250	28,751	(4)	$3.10		5/13/2019	—		—	—	—
	8/15/2009	82,500	97,501	(4)	$3.50		8/15/2019	—		—	—	—
	8/16/2010	—	80,000	(4)	$10.43		8/16/2020	—		—	—	—
	—	—	—		—		—	3,125	(7)	$21,063	—	—
	—	—	—		—		—	80,000	(8)	$539,200	—	—
	—	—	—		—		—	—		—	2,500	$16,850
Jerry Turin	11/11/2005	26,000	—		$24.55		11/11/2015	—		—	—	—
	6/12/2007	3,000	—		$10.05		6/12/2017	—		—	—	—
	1/28/2008	2,050	350	(4)	$8.75		1/28/2018	—		—	—	—
	8/15/2008	17,000	7,000	(4)	$8.90		8/15/2018	—		—	—	—
	5/13/2009	8,333	7,667	(4)	$3.10		5/13/2019	—		—	—	—
	8/15/2009	36,666	43,334	(4)	$3.50		8/15/2019	—		—	—	—
	8/16/2010	—	25,800	(4)	$10.43		8/16/2020	—		—	—	—
	—	—	—		—		—	150	(7)	$1,011	—	—
	—	—	—		—		—	25,800	(8)	$173,892	—	—
	—	—	—		—		—	—		—	2,500	$16,850
Jim Haynes	8/7/2003	3,000	—		$64.24	(6)	8/7/2013	—		—	—	—
	9/25/2003	1,500	—		$108.60	(6)	9/25/2013	—		—	—	—
	6/2/2004	1,000	—		$46.97	(6)	6/2/2014	—		—	—	—
	9/22/2004	2,800	—		$33.65		9/22/2014	—		—	—	—
	11/11/2005	25,000	—		$24.55		11/11/2015	—		—	—	—
	6/12/2007	5,000	—		$10.05		6/12/2017	—		—	—	—
	1/28/2008	18,708	3,194	(4)	$8.75		1/28/2018	—		—	—	—
	8/15/2008	17,000	7,000	(4)	$8.90		8/15/2018	—		—	—	—
	5/13/2009	10,416	9,584	(4)	$3.10		5/13/2019	—		—	—	—
	8/13/2009	15,333	60,667	(4)	$3.50		8/13/2019	—		—	—	—
	8/16/2010	—	34,400	(4)	$10.43		8/16/2020	—		—	—	—
	—	—	—		—		—	1,487	(7)	$10,022	—	—
	—	—	—		—		—	34,400	(8)	$231,856	—	—
	—	—	—		—		—	—		—	2,500	$16,850
Kate Rundle	11/26/2007	7,167	833	(4)	$12.00		11/26/2017	—		—	—	—
	8/15/2008	2,500	7,000	(4)	$8.90		8/15/2018	—		—	—	—
	5/13/2009	1,458	6,709	(4)	$3.10		5/13/2019	—		—	—	—
	8/13/2009	3,750	19,501	(4)	$3.50		8/13/2019	—		—	—	—
	8/16/2010	—	25,800	(4)	$10.43		8/16/2020	—		—	—	—
	3/10/2011	—	7,000	(4)	$12.81		3/10/2021	—		—	—	—
	—	—	—		—		—	583	(7)	$3,929	—	—
	—	—	—		—		—	25,800	(8)	$173,892	—	—
	—	—	—		—		—	7,000	(9)	$47,180	—	—
	—	—	—		—		—	—		—	2,500	$16,850
Scott Parker	12/2/2009	1,922	6,534	(5)	$6.80		12/2/2016	—		—	—	—
	11/20/2008	3,956	13,452	(4)	$0.75		11/20/2018	—		—	—	—
	5/13/2009	1,458	6,709	(4)	$3.10		5/13/2019	—		—	—	—
	8/15/2009	2,917	15,167	(4)	$3.50		8/15/2019	—		—	—	—
	8/16/2010	—	17,200	(4)	$10.43		8/16/2020	—		—	—	—
	—	—	—		—		—	1,989	(7)	$13,406	—	—
	—	—	—		—		—	17,200	(8)	$115,928	—	—
	—	—	—		—		—	—		—	2,500	$16,850

(1)	Calculated by multiplying the number of unvested shares by $6.74, the closing price per share of our common stock on the NASDAQ Global Select Market on July 1, 2011.

(2)
On April 27, 2011, Mr. Couder received a performance-based grant of 5,000 shares of restricted stock. On March 10, 2011, each of Messrs. Turin, Haynes and Parker and Ms. Rundle received a performance-based grant of 5,000 shares of restricted stock. These performance-based restricted stock awards will vest, if at all, at either a 50% trigger level or 100% target/maximum level, depending on our achievement of certain gross margin percentage performance targets for the three months ending December 31, 2011. These awards are reported at the trigger level based on comparable performance against the performance metrics during the same period in fiscal year 2010. If earned, these awards will be settled during fiscal year 2012.

(3)
The payout value of each award was calculated by multiplying the trigger number of unearned shares of restricted stock that have not vested by $6.74, the closing price per share of our common stock on the NASDAQ Global Select Market on July 1, 2011.

(4)
The options vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48th of the shares subject to the option monthly thereafter over the remaining 36 months.

(5)
These options have a term of seven years and vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to the remaining 75% of the shares subject to the option ratably thereafter on a monthly basis over the remaining 24 months.

(6)	Converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.61 on July 1, 2011.

(7)
On April 21, 2009, the Board, upon the recommendation of the compensation committee, approved amendments to the restricted stock agreements related to these restricted shares. Prior to the adoption of these amendments, the shares subject to each such restricted stock agreement vested as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date. The amendments provided that the shares subject to such restricted stock agreements would then vest on a quarterly basis on the tenth day of the second month of each fiscal quarter. None of the amendments, however, revise the final vesting date for any of the restricted stock agreements that were so amended.

(8)
These restricted stock awards will vest as to 25% of the number of shares subject to each restricted stock award on August 15, 2011; and 6.25% of the number of shares subject to each such award shall vest on the November 15th, February 15th, May 15th and August 15th following August 15, 2011 over the following three years.

(9)
The restricted stock awards will vest as to 25% of the number of shares subject to each restricted stock award on February 10, 2012; and 6.25% of the number of shares subject to each such award shall vest on the May 10th, August 10th, November 10th and February 10th following February 10, 2012 over the following three years.

Fiscal Year 2011 Option Exercises and Stock Vested Table
The following table sets forth information regarding options exercised by the named executive officers and the vesting of restricted stock held by the named executive officers during the fiscal year ended July 2, 2011.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)(2)	Vesting ($)(3)
Alain Couder	—	—	9,375	$113,000
Jerry Turin	—	—	200	$2,411
Jim Haynes	36,000	$426,398	1,983	$23,898
Kate Rundle	29,582	$268,970	1,000	$12,053
Scott Parker	40,166	$515,730	17,183	$185,144

(1)
Amounts shown represent the number of shares acquired on exercise of option awards during fiscal year 2011, multiplied by the difference between the closing price of our common stock as quoted on the NASDAQ Global Select Market on each corresponding exercise date and the exercise price for each option.

(2)	Reflects restricted stock awards that vested in fiscal year 2011.

(3)
Amounts shown represent the number of shares of restricted stock that vested on dates during fiscal year 2011 multiplied by the closing price of our common stock as quoted on the NASDAQ Global Select Market on each corresponding vesting date.

Employment, Change of Control and Severance Arrangements
Mr. Couder. On August 4, 2010, we entered into an amended and restated employment agreement with Mr. Couder. The term of the employment agreement continues until the date the agreement is terminated either by us or Mr. Couder in accordance with its terms. The employment agreement provides that if we terminate Mr. Couder’s employment without “cause”, or Mr. Couder resigns his employment with “good reason”, Mr. Couder will be entitled to the following benefits, in addition to accrued benefits:
•
severance equal to the sum of (1) twice his annual base salary, plus (2) twice the average amount of bonuses earned by Mr. Couder for the three fiscal years preceding the date his employment terminates;

•	the continuation of Mr. Couder’s group medical insurance and group life insurance for two years following such termination; and
•
subject to certain limitations, the extension of the time period during which he may exercise equity awards to the later of the time period set forth in the agreement governing the awards and one year from his date of termination.

In addition, if we terminate Mr. Couder’s employment without “cause”, or Mr. Couder resigns his employment for “good reason”, during the period beginning three months prior to a “change of control” of the company and ending on the second anniversary of such change of control, the severance payment will be increased to the sum of (1) 2.5 times his annual base salary and (2) 2.5 times the average amount of the bonuses (calculated as described above), and the period of time that we will continue the benefits described above will be increased to three years. He will also be entitled to the extended period to exercise equity awards discussed above. In addition, all unvested stock options, restricted stock and other equity awards will immediately vest as of the date of such termination.

For purposes of the employment agreement, “cause” means a good faith finding by the Board (excluding Mr. Couder) that Mr. Couder failed to perform his assigned duties, engaged in dishonesty, gross negligence or misconduct, or has been convicted of, or pled guilty to, any crime involving moral turpitude or any felony. “Good reason” means (1) any material diminution in Mr. Couder’s base salary without his prior consent, (2) a material diminution in his authority, duties or responsibilities without his prior consent, (3) a material breach by Oclaro of the terms of the employment agreement or (4) a change by us in the location at which Mr. Couder performs his principal duties to a new location that is both outside a radius of 35 miles from his principal residence immediately prior to such change and more than 20 miles from the location at which he performed his principal duties for Oclaro immediately prior to such change without his prior consent. The term “change in control” means (1) the acquisition by any person or group of persons of 50% or more of our the then-outstanding shares of common stock or the combined voting power of our then-outstanding voting securities, (2) a change in the composition of the Board such that the continuing directors cease to be a majority of the members of the Board, (3) a merger, consolidation, reorganization, recapitalization or statutory share exchange involving us or a sale or other disposition of all or substantially all of our assets, or (4) the approval by our stockholders of a complete liquidation or dissolution.
Mr. Couder’s employment agreement also provides that, for a period of 12 months after the termination or cessation of his employment for any reason, he will not solicit our employees to leave our employ or solicit for employment, hire or engage as an independent contractor any person who was employed by us at any time during the term of his employment with Oclaro. These restrictions do not apply to any individual whose employment with us has been terminated for a period of six months or longer.
Other Named Executive Officers. Each of our named executive officers other than Mr. Couder is party to a form of executive severance and retention agreement, as amended (which we refer to as the “retention agreement”). The retention agreement provides that if an executive officer dies, is terminated by us without “cause” prior to a “change of control”, or is terminated without “cause” or leaves for “good reason” within 12 months following a “change of control”, the executive officer will be entitled to the following benefits, in addition to accrued benefits:
•	a pro rata portion of the executive officer’s target bonus approved by the compensation committee for the then-current bonus payment period; and
•
an amount equal to the result obtained by multiplying the executive’s current base salary by a fraction, the numerator of which is eight months plus one additional month of base salary for each whole year of the executive officer’s employment by us (up to a maximum of 18 months) and the denominator of which is 12.

In addition to the above benefits, in the event of a “change of control”, the executive officer will also be entitled to full acceleration of his or her equity awards and will have a period of six months in which to exercise any option accelerated in accordance with such provisions.
For purposes of the retention agreements, the term “cause” means the executive officer’s (1) willful and continued failure to substantially perform his or her reasonably assigned duties as an officer of Oclaro (other than a failure resulting from incapacity due to physical or mental illness or any failure after the executive officer gives notice of termination for good reason), or (2) willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to Oclaro. The term “good reason” means (1) the assignment to the executive officer of duties inconsistent in any material respect with the executive officer’s position (including status, offices, titles and reporting requirements), authority or responsibilities, or (2) a reduction in the executive officer’s annual base salary. The term “change of control” is substantially similar to the definition contained in Mr. Couder’s employment agreement.
Table Regarding Amounts Payable. The table below shows the benefits potentially payable to each of our named executive officers upon death, if he or she were terminated, resigned for good reason, or a change of control occurred. These amounts are calculated assuming that the death, employment termination, resignation for good cause or change of control took place on July 1, 2011. The closing price per share of our common stock on the NASDAQ Global Select Market on July 1, 2011 was $6.74.

			Non-Equity			Accelerated
	Base		Incentive Plan		Accelerated	Vesting of
	Salary		Compensation		Vesting of	Restricted	Benefits		Total
	($)		($)		Options (1)	Stock (2)	($)		($)
Alain Couder Type I event (3)	$1,150,000	(5)	$651,258	(7)	—	—	$46,264	(9)	$1,847,522
Type II event (4)	$1,437,500	(5)	$814,073	(7)	$420,557	$593,963	$55,021	(9)	$3,321,114

Jerry Turin Type I event (3)	$333,667		$92,400		—	—	$9,477	(10)	$435,544
Type II event (4)	$333,667		$92,400		$170,468	$334,260	$9,477	(10)	$940,272

Jim Haynes Type I event (3)	$492,595	(6)	$110,834	(6)	—	—	$16,483	(10)(6)	$619,911
Type II event (4)	$492,595	(6)	$110,834	(6)	$231,447	$275,578	$16,483	(10)(6)	$1,126,936

Kate Rundle Type I event (3)	$302,500		$99,000		—	—	$22,846	(10)	$424,346
Type II event (4)	$302,500		$99,000		$87,604	$258,701	$22,846	(10)	$770,651

Scott Parker Type I event (3)	$236,042		$38,625	(8)	—	—	$14,856	(10)	$289,522
Type II event (4)	$236,042		$38,625	(8)	$154,139	$163,034	$14,856	(10)	$606,695

(1)
Amounts shown represent the intrinsic value of all unvested option awards which would be accelerated upon the occurrence of the termination event. Intrinsic value for each award is calculated based on the number of shares that would be acquired upon the exercise of the portion of the option award subject to acceleration, multiplied by the difference between the closing price of our common stock of $6.74 on July 1, 2011, as quoted on the NASDAQ Global Select Market, and the exercise price for each option. Except for Mr. Couder, whose equity awards are subject to double-trigger acceleration, our named executive officers’ equity awards are subject to single-trigger acceleration through December 2011. As a result, the named executive officers would be entitled to receive the amounts listed in this column in the event of a change of control even absent a corresponding termination of employment.

(2)
Amounts shown represent the intrinsic value of all unvested restricted awards which would be accelerated upon the occurrence of the termination event, calculated based on the number of restricted awards subject to acceleration multiplied by the closing price of our common stock of $6.74 on July 1, 2011, as quoted on the NASDAQ Global Select Market. Except for Mr. Couder, whose equity awards are subject to double-trigger acceleration, our named executive officers’ equity awards are subject to single-trigger acceleration. As a result, the named executive officers would be entitled to receive the amounts listed in this column in the event of a change of control even absent a corresponding termination of employment.

(3)
For Mr. Couder, a “Type I event” means termination without cause or resignation for good reason absent a change of control. For each of the other named executive officers, a “Type I event” means death or termination without cause absent a change of control.

(4)
For Mr. Couder, a “Type II event” means termination without cause or resignation for good reason in connection with a change of control. For each of the other named executive officers, a “Type II event” means death, termination without cause or resignation for good reason in connection with a change of control.

(5)	For a Type I event, represents two times Mr. Couder’s annual salary of $575,000 as of July 2, 2011. For a Type II event, represents two and one-half times Mr. Couder’s annual salary.

(6)
Converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.61 on July 1, 2011. Pursuant to his employment agreement with a subsidiary of Oclaro, Mr. Haynes could be entitled to a monthly benefit equal to 1/12 of his base salary if we refuse to waive certain non-competition provisions contained in his employment agreement, up to a maximum of 6 months. These amounts are not included in the above table.

(7)
For a Type I event, represents two times the total of all bonuses (including amounts reported as non-equity incentive plan compensation in the Fiscal Year 2011 Summary Compensation Table above) paid to Mr. Couder in the three fiscal years ended July 2, 2011 divided by three. For a Type II event, represents two and one-half times the total of all bonuses paid to Mr. Couder in the three fiscal years ended July 2, 2011 divided by three. Mr. Couder received total bonuses and non-equity incentive plan compensation of $0 in fiscal year 2011, $627,429 in fiscal year 2010 and $349,458 in fiscal year 2009.

(8)	Represents quarterly payout at the target level to Mr. Parker under our sales incentive plan.

(9)
For a Type I event, represents $28,750 of earned but unpaid vacation as of July 2, 2011 and $17,514 for employee medical insurance coverage and employee group life insurance coverage for a period of 24 months following termination. For a Type II event, represents $28,750 of earned but unpaid vacation as of July 2, 2011 and $26,271 for employee medical insurance coverage and employee group life insurance coverage for a period of 36 months following termination.

(10)	Consists of earned but unpaid vacation as of July 2, 2011.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2011, no executive officer of Oclaro served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on the Board or compensation committee.
CORPORATE GOVERNANCE
The Board believes that good corporate governance is important to ensure that Oclaro is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that Oclaro has adopted. Complete copies of the committee charters and code of business conduct and ethics described below are available on our website at www.oclaro.com. Alternatively, you can request a copy of any of these documents by writing to Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of Oclaro and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:
•
in the event that the Chairman of the Board is not an independent director, the nominating and corporate governance committee will nominate an independent director to serve as our “Lead Director” who will be approved by the majority of our independent directors;

•	the principal responsibility of the directors is to oversee the management of Oclaro;
•	a majority of the members of the Board shall be independent directors;
•	the independent directors shall meet in executive session at least twice a year and at other times upon request of an independent director;
•	directors shall have full and free access to officers and employees of Oclaro and, as necessary and appropriate, independent advisors;
•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	at least annually the nominating and corporate governance committee shall oversee a self-evaluation of the Board designed to determine whether the Board and its committees are functioning effectively.

Board Determination of Independence
Under applicable NASDAQ rules, a director of Oclaro will qualify as an “independent director” only if, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board has determined that neither Joel Smith, Edward Collins, Lori Holland, Greg Dougherty nor Marissa Peterson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605 of the NASDAQ Stock Market, Inc. Marketplace Rules. The Board has determined that Alain Couder is not independent based on his service as our Chief Executive Officer.
Director Attendance at Annual Meeting of Stockholders
Our corporate governance guidelines provide that each director is responsible for his or her attendance at our annual stockholder meeting. All seven of our directors attended our 2010 annual meeting of stockholders.
Board of Directors Meetings
The Board held 13 meetings, including by telephone conference, during fiscal year 2011. The compensation committee of the Board held five meetings, including by telephone conference, during fiscal year 2011. The audit committee of the Board held five meetings, including by telephone conference, during fiscal year 2011. The nominating and corporate governance committee of the Board held five meetings during fiscal year 2011. All directors attended 100% of the meetings of the Board and the committees on which they served, if any, during the period that they served on the Board or any such committees.
Board Committees
The Board has standing audit, compensation, and nominating and corporate governance committees, each of which operates under a charter that has been approved by the Board. A current copy of each committee’s charter is posted on the Governance section of our website, www.oclaro.com.
The members of the compensation committee of the Board are Mr. Dougherty (Chair), Mr. Collins, Ms. Holland and Ms. Peterson; the members of the audit committee of the Board are Ms. Holland (Chair), Mr. Collins, Mr. Dougherty and Ms. Peterson; and the members of the nominating and corporate governance committee of the Board are Mr. Smith (Chair) and Mr. Collins.
The Board has determined that all of the current members of each of the three standing committees described above are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee of the Board, the independence requirements of Rule 10A-3 under the Exchange Act.
Audit Committee. The audit committee’s responsibilities include:
•	appointing, approving the compensation of, and evaluating the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	establishing procedures for the receipt and retention of accounting related complaints and concerns; and
•	meeting independently with our independent registered public accounting firm and management.
The Board has determined that Lori Holland and Edward Collins are “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K.
Compensation Committee. The compensation committee’s responsibilities include:
•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our Chief Executive Officer and other executive officers;
•	making recommendations to the Board with respect to incentive compensation and equity-based plans;
•	administering our incentive compensation and equity-based plans;
•	preparing an annual committee report for inclusion in our proxy statements; and
•	reviewing and discussing our Compensation Discussion and Analysis with senior management and recommending to the Board that the same be included in our proxy statement.
Nominating and Corporate Governance Committee. The nominating and corporate governance committee’s responsibilities include:
•	reviewing with the Board, on an annual basis, the requisite skills and criteria for new board members and the composition of the Board as a whole;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	developing and recommending to the Board corporate governance guidelines;
•	overseeing the self-evaluation of the Board; and
•	overseeing an annual review by the Board of succession planning.
Board Leadership
Under our current corporate governance guidelines, the Board does not have a set policy on whether the offices of Chairman of the Board and Chief Executive Officer should be held by separate individuals or by the same individual. The Board has determined that having our Chief Executive Officer, Mr. Couder, also serve as our Chairman of the Board is in the best interest of stockholders at this time. Mr. Couder is most qualified to lead the Board and is most familiar with our highly complex business and the challenges we and our industry face in the current business environment. Mr. Couder’s wealth of knowledge regarding our operations, products and the markets in which we compete positions him to best identify critical matters requiring board of director attention. Additionally, the combined role of Chairman of the Board and Chief Executive Officer facilitates centralized leadership and promotes accountability. This structure unites the vision for the growth and evolution of our company under a single leader and minimizes conflicts that could result in a failure to adapt quickly to the rapidly evolving marketplace for our products.

In addition, the Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer provides for a more efficient means to execute our current business strategy and will serve as a critical link between the Board and our management allowing us to more effectively execute strategic initiatives and maximize stockholder value.
The Board continues to believe in strong independent oversight of our management. In determining to combine the offices of Chairman of the Board and Chief Executive Officer, it considered our current safeguards for ensuring such oversight, including the following: (1) each member of the Board other than Mr. Couder is an independent director; (2) each director serving on the audit committee, compensation committee and nominating and corporate governance committee is an independent director; (3) the Board’s ongoing practice of regularly holding executive sessions without management, which will be chaired by our lead independent director; and (4) the Board’s ability to determine at any time that the office of Chairman of the Board and Chief Executive Officer should be separated if in the best interest of our stockholders at that time.
In addition, in connection with appointing Mr. Couder Chairman of the Board, our independent directors, upon nomination by our nominating and corporate governance committee, appointed Mr. Smith to serve as our “Lead Director.” As Lead Director, Mr. Smith will maintain significant responsibilities with respect to our corporate governance. Our Lead Director’s responsibilities include the following:
•	presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•	meeting with any director who is not adequately performing his or her duties as a member of the Board or any committee;
•	serving as liaison between the Chairman of the Board and Chief Executive Officer and the independent directors;
•	approving information sent to the Board;
•	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	working with the Chairman of the Board in the preparation of the agenda for each board of director meeting and approve such meeting agendas;
•	otherwise consulting with the Chairman of the Board and Chief Executive Officer on matters relating to corporate governance and board of director performance; and
•	if requested by a major stockholder, making himself or herself available for consultation and direct communication.
In order to ensure that our Lead Director has appropriate corporate governance responsibilities, in connection with the appointment of our Lead Director, the Board amended our By-laws to provide that (i) in the absence of the Chairman of the Board, the Lead Director will preside over stockholder meetings, (ii) in the absence of the Chairman of the Board, the Lead Director will preside over board of director meetings, (iii) the Lead Director will preside over executive sessions of the Board, and (iv) the Lead Director may call special meetings of the Board.
Risk Oversight
The Board as a whole has oversight responsibility for our risk management process. This risk oversight function is carried out both by the full board and by individual committees that are tasked by the Board with oversight of specific risks. The audit committee oversees risks associated with financial and accounting matters including compliance with legal and regulatory requirements, and our financial reporting and internal control systems. The compensation committee evaluates risks associated with our compensation policies and practices so as not to encourage or reward excessive risk-taking by our executives or employees.

On a regular basis the Board receives information and reports from committees, senior management and/or outside counsel and consultants and discusses the identification, assessment, management and mitigation of the risks associated with our strategic and business plans and operations. The Board also holds regular sessions with members of management with the specific purpose of identifying, prioritizing and managing those risks that we believe are material to our operations.
Director Nomination Process
In the event of a decision to nominate one or more non-incumbents for service on the Board, due to the resignation of a sitting director or otherwise, our nominating and corporate governance committee would undertake a process to identify and evaluate director candidates. This process would include requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by the Chairman of the Board, the Lead Director and other members of our nominating and corporate governance committee and the Board. The committee would also consider the extent to which a given candidate increases the diversity of the Board in terms of professional background, business experience, education, and other factors.
In general, in considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to the Board. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our nominating and corporate governance committee at the following address: Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholders also have the right under our By-laws to directly nominate director candidates, without any action or recommendation on the part of the committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2012 Annual Meeting.”
Communicating with the Directors
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Lead Director, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board or the Lead Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to the Board should address such communications to the Board c/o Corporate Secretary, Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134.

Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers, contractors and employees, including our Principal Executive Officer, Principal Financial and Accounting Officer or Controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.oclaro.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics. There were no waivers of the code of business conduct and ethics in fiscal year 2011.
Policies and Procedures for Related Person Transactions
The Board has adopted a written policy that contains procedures for the reporting and review of any transaction, arrangement or relationship in which Oclaro is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. Our policy requires that the proposed related person transaction be reviewed and, if deemed consistent with the standards contained in our policy, approved by the audit committee of the Board. Whenever practicable, the reporting, review and approval must occur prior to the effectiveness or consummation of the transaction. If advance review and approval is not practicable, our audit committee must review, and, in its discretion, ratify the related person transaction. The policy permits the chairman of our audit committee to review and, if deemed consistent with the standards contained in our policy, approve the proposed related person transaction if it arises between audit committee meetings, subject to ratification of the related person transaction by our audit committee at its next meeting. Any related person transaction that is ongoing in nature must be reviewed annually by our audit committee.
A related person transaction reviewed under our policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee must review and consider:
•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related person transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if our audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Oclaro’s best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

Our policy excludes from the definition of “related person transaction” the transactions identified by the Commission as not requiring disclosure under the Commission’s related person transaction disclosure rule. Accordingly, such transactions are not subject to reporting, review, approval or ratification under our policy. In addition, the Board has determined that, under certain circumstances, a transaction does not create a material direct or indirect interest on behalf of a related person (and therefore is not a related person transaction under our policy) including if:
•	the transaction is specifically contemplated by the provisions of our certificate of incorporation or By-laws; or
•
the related person’s interests in the transaction arise solely from his or her position as an executive officer of another entity (whether or not he or she is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iii) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the entity receiving payment under the transaction.

Related Party Transactions:
In connection with the merger with Avanex on April 27, 2009, we entered into a one year consulting agreement with Giovanni Barbarossa, which became effective upon consummation of the merger. Under the consulting agreement, Dr. Barbarossa provided consulting services to us for the purpose of assisting in the integration of Avanex’s operations into those of Oclaro, including, among other things, advice and assistance on strategic and technological matters and customer relations. Under the consulting agreement, Dr. Barbarossa received consulting fees of $300,000 and $60,000 for the fiscal years ended July 3, 2010 and June 27, 2009, respectively.
PROPOSAL 2
APPROVAL OF THE OCLARO, INC.
2011 EMPLOYEE STOCK PURCHASE PLAN
On July 27, 2011, the compensation committee of the Board adopted the Oclaro, Inc. 2011 Employee Stock Purchase Plan (the “ESPP”) and reserved 1,700,000 shares of Oclaro common stock for issuance under the ESPP. The ESPP will be effective on a date determined by the Board within 12 months following stockholder approval at the Annual Meeting. The purpose and benefits of the plan are described below.
Our stockholders are being asked to approve the ESPP and the reservation of shares under the ESPP for the purpose of qualifying such shares for special tax treatment under Section 423 of the Code.
The principal features of the ESPP are summarized below. The following summary of the ESPP does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, which has been filed with the SEC as Annex A to this proxy statement. Any stockholder who wishes to obtain a copy of the ESPP may do so upon written request to the Secretary at our principal executive offices.
Board Recommendation
The Board believes that the approval of the 2011 Employee Stock Purchase Plan is in the best interests of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” Proposal 2.
Summary of the ESPP
General. The purpose of the ESPP is to provide employees of Oclaro and our designated subsidiaries with an opportunity to purchase common stock of Oclaro and, therefore, to have an additional incentive to contribute to the prosperity of Oclaro. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the ESPP will be construed in a manner consistent with the requirements of Section 423 of the Code and the related regulations.

The aggregate number of shares that may be issued under the ESPP is 1,700,000 shares of common stock, subject to proportionate adjustment in the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of Oclaro, or in the event of payment of a dividend or distribution to the stockholders of Oclaro in a form other than stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of our shares of common stock.
The closing market price for a share of common stock as of September 6, 2011 was $4.30 per share.
Administration. The ESPP will be administered by the compensation committee (the “Committee”). All questions of interpretation of the ESPP, of any form of agreement or other document employed by Oclaro in the administration of the ESPP, or of any purchase right will be determined by the compensation committee, and such determinations will be final, binding and conclusive upon all persons having an interest in the ESPP or the purchase right, unless fraudulent or made in bad faith. The compensation committee will determine all of the relevant terms and conditions of purchase rights. However, all participants granted purchase rights pursuant to an offering provided for under the ESPP will have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the compensation committee in the exercise of its discretion pursuant to the ESPP or any agreement under the ESPP will be final, binding and conclusive upon all persons having an interest the ESPP. All expenses reasonably incurred by Oclaro in the administration of the ESPP will be paid by Oclaro.
Any officer of Oclaro will have the authority to act on behalf of us with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to Oclaro in the ESPP, provided that the officer has actual authority with respect to such matter, right, obligation, determination or election.
The compensation committee will have the power, in its discretion, to adopt one or more sub-plans of the ESPP as it deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of Oclaro. Any of the provisions of any such sub-plan may supersede the provisions of this ESPP, other than the provisions governing the number and type of shares subject to the ESPP. Except as superseded by the provisions of a sub-plan, the provisions of the ESPP will govern such sub-plan. To comply with the laws of a foreign jurisdiction, the compensation committee will have the power, in its discretion, to grant purchase rights in a separate offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms that are less favorable or differ from the terms of purchase rights granted to employees resident in the United States.
The compensation committee will have the power, in its discretion, to establish separate, simultaneous or overlapping offerings having different terms and conditions and to designate the company or companies that may participate in a particular offering, provided that each offering individually complies with the terms of the ESPP and the requirements of Section 423(b)(5) of the Code that all participants granted purchase rights pursuant to the offering will have the same rights and privileges within the meaning of such section.
Without regard to whether any participant’s purchase right may be considered adversely affected, we may, from time to time, consistent with the ESPP and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by us, in our discretion, for the proper administration of the ESPP, including, without limitation,
•	a minimum payroll deduction amount required for participation in an offering;
•	a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an offering;
•	an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars;

•
a payroll deduction greater than or less than the amount designated by a participant in order to adjust for Oclaro’s delay or mistake in processing a subscription agreement or in otherwise effecting a participant’s election under the ESPP or as advisable to comply with the requirements of Section 423 of the Code; and

•	determination of the date and manner by which the fair market value of a share of common stock is determined for purposes of administration of the ESPP.
All such actions by Oclaro will be taken consistent with the requirements under Section 423(b)(5) of the Code that all participants granted purchase rights pursuant to an offering will have the same rights and privileges within the meaning of such section, except as otherwise permitted by the ESPP and the regulations under Section 423 of the Code.
In addition to such other rights of indemnification as they may have as members of the Board or the compensation committee or as officers or employees of the group of participating companies, to the extent permitted by applicable law, members of the Board or the compensation committee and any officers or employees of the group of participating companies to whom authority to act for the Board, the compensation committee or Oclaro is delegated will be indemnified by Oclaro against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any related appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the ESPP, or any right granted under the ESPP, and against all amounts paid by them in settlement (provided such settlement is approved by independent legal counsel selected by Oclaro) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties. However, within sixty (60) days after the institution of such action, suit or proceeding, such person will offer to Oclaro, in writing, the opportunity at its own expense to handle and defend the same.
Eligibility. Any employee of Oclaro or any Oclaro subsidiary designated by the compensation committee who is regularly employed for at least 20 hours per week and more than five months in a calendar year as of the first trading day of an offering period, which we refer to as an “entry date,” is eligible to participate in the ESPP during the applicable offering period, subject to administrative rules established by the compensation committee. However, no employee is eligible to participate in the ESPP to the extent that, immediately after the grant, that employee would have, directly or indirectly, owned, and/or hold options to purchase, 5% of the total combined voting power of all classes of Oclaro stock. As of August 31, 2011, approximately 1,000 Oclaro employees, including four Named Executive Officers, are eligible to participate in the ESPP.
Participation in an Offering. Eligible employees become participants in the ESPP by filing with Oclaro a subscription agreement authorizing payroll deductions on a date set by the compensation committee prior to the applicable entry date. Each participating employee must authorize contributions pursuant to the ESPP, which will generally be collected through payroll deductions. Such payroll deductions may not be less than 1% or more than 15% of a participant’s eligible compensation.
The ESPP is implemented by offering periods lasting for six months, with one or more offering dates occurring during such periods. Offering periods will generally commence on or about the 15th day of February, May, August or November and will end six months thereafter. However, the compensation committee may establish additional or alternative concurrent, sequential or overlapping offering periods, a different duration for one or more offering periods or different commencing or ending dates for such offering periods, so long as no offering period has a duration that exceeds twenty-seven (27) months. If stockholders approve the ESPP, the first six-month offering period will begin within twelve months thereafter.
Common stock is purchased under the ESPP every six months on the last trading day of each offering period, which we refer to as a “purchase date,” unless the participant becomes ineligible, withdraws or terminates employment earlier. During an offering period, a participant may elect to decrease the rate of or to stop deductions from his or her compensation by delivering to us or our designated representative (including a third-party administrator) an amended subscription agreement authorizing the change on or before the “change notice date.” The “change notice date” is a date prior to the beginning of the first pay period for which the election is to be effective as established by Oclaro from time to time and announced to the participants. A participant who elects, effective following the first pay day of an offering period, to decrease the rate of his or her payroll deductions to zero percent (0%) will nevertheless remain a participant during the offering period unless the participant withdraws from the ESPP.

Each participant who has elected to participate is automatically granted an option to purchase shares of common stock on his or her respective entry date. The option expires at the end of the offering period, upon termination of employment, or if the employee becomes ineligible, whichever is earlier, but is exercised at the end of each offering period to the extent of the contributions accumulated during such offering period. No participant will be granted a purchase right that permits his or her right to purchase shares of common stock under the ESPP to accrue at a rate that, when aggregated with such participant’s rights to purchase shares under all other employee stock purchase plans of a participating company intended to meet the requirements of Section 423 of the Code, exceeds twenty-five thousand dollars ($25,000) in fair market value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which the purchase right is outstanding at any time.
Purchase Price. The purchase price at which each share of common stock may be acquired in an offering period upon the exercise of all or any portion of a purchase right will be established by the compensation committee. However, the purchase price on each purchase date will not be less than eighty-five percent (85%) of the lesser of:
•	the fair market value of a share of common stock on the offering date of the offering period; or
•	the fair market value of a share of common stock on the purchase date.
Subject to adjustment as provided by the ESPP and unless otherwise provided by the compensation committee, the purchase price for each offering period will be the lesser of eighty-five percent (85%) of the fair market value of a share of common stock on the offering date or eighty-five percent (85%) of the fair market value of a share of common stock on the purchase date.
Purchase of Shares. Generally, on each purchase date of an offering period, each participant who has not withdrawn from the ESPP and whose participation in the offering has not otherwise terminated before such purchase date will automatically acquire pursuant to the exercise of the participant’s purchase right the number of whole shares of common stock determined by dividing:
•	the total amount of the participant’s payroll deductions accumulated in the participant’s account during the offering period and not previously applied toward the purchase of common stock by
•	the purchase price.
However, in no event will the number of shares purchased by the participant during an offering period exceed the number of shares subject to the participant’s purchase right. No shares of common stock will be purchased on a purchase date on behalf of a participant whose participation in the offering or the ESPP has terminated before such purchase date.
If the number of shares of common stock that might be purchased by all participants on a purchase date exceeds the number of shares of common stock available in the ESPP or the maximum aggregate number of shares of common stock that may be purchased on such purchase date pursuant to a limit established by the compensation committee, Oclaro will make a pro rata allocation of the shares available in as uniform a manner as practicable and as Oclaro determines to be equitable. Any fractional share resulting from such pro rata allocation to any participant will be disregarded.
Any cash balance remaining in a participant’s account following any purchase date will be refunded to the participant as soon as practicable after such purchase date. However, if the cash balance to be returned to a participant is less than the amount that would have been necessary to purchase an additional whole share of common stock on such purchase date, Oclaro may retain the cash balance in the participant’s account to be applied toward the purchase of shares of common stock in the subsequent purchase period or offering period.

Any portion of a participant’s purchase right remaining unexercised after the end of the offering period to which the purchase right relates will expire immediately upon the end of the offering period.
Where payroll deductions on behalf of participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the compensation committee may establish a separate offering (a “Non-United States Offering”) covering all eligible employees of one or more participating companies subject to the prohibition on payroll deductions. The Non-United States Offering will provide another method for payment of the purchase price with terms and conditions that are administratively convenient and comply with applicable law. On each purchase date of the offering period applicable to a Non-United States Offering, each participant who has not withdrawn from the ESPP and whose participation in such offering period has not otherwise terminated before such purchase date will automatically acquire pursuant to the exercise of the participant’s purchase right a number of whole shares of common stock determined in accordance with the ESPP to the extent of the total amount of the participant’s account balance accumulated during the offering period in accordance with the method established by the compensation committee and not previously applied toward the purchase of common stock. However, in no event will the number of shares purchased by a participant during such offering period exceed the number of shares subject to the participant’s purchase right. Oclaro will refund to a participant in a Non-United States Offering any excess purchase price payment received from such participant.
Nontransferability of Purchase Rights. Neither payroll deductions or other amounts credited to a participant’s account nor a participant’s purchase right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the ESPP or by will or the laws of descent and distribution. A designation of a beneficiary will not be treated as a disposition. Any such attempted assignment, transfer, pledge or other disposition will be without effect, except that Oclaro may treat such act as an election to withdraw from the ESPP. A purchase right is exercisable during the lifetime of the participant only by the participant.
Termination of Employment. Upon a participant’s ceasing, prior to a purchase date, to be an employee of the group of participating companies for any reason, including retirement, disability or death, or upon the failure of a participant to remain eligible to participate in the ESPP, the participant’s participation in the ESPP will terminate immediately. In such event, the participant’s account balance that has not been applied toward the purchase of shares of common stock will, as soon as practicable, be returned to the participant or, in the case of the participant’s death, to the participant’s designated beneficiary, if any, or legal representative, and all of the participant’s rights under the ESPP will terminate. Interest will not be paid on sums returned. A participant whose participation has been terminated may again become eligible to participate in the ESPP by satisfying the plan’s enrollment requirements.
Adjustments. Subject to any required action by the stockholders of Oclaro and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the common stock effected without receipt of consideration by Oclaro, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of Oclaro, or in the event of payment of a dividend or distribution to the stockholders of Oclaro in a form other than common stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of the shares of common stock, appropriate and proportionate adjustments will be made in the number and kind of shares subject to the ESPP, the limit on the shares that may be purchased by any participant during an offering and each purchase right, and in the purchase price in order to prevent dilution or enlargement of participants’ rights under the ESPP. Conversion of any convertible securities of Oclaro will not be treated as “effected without receipt of consideration by Oclaro.”
If a majority of the shares that are of the same class as the shares that are subject to outstanding purchase rights are exchanged for, converted into, or otherwise become shares of another corporation, which we refer to as “new shares,” the compensation committee may unilaterally amend the outstanding purchase rights to provide that the purchase rights are for new shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding purchase rights will be adjusted in a fair and equitable manner as determined by the compensation committee, in its discretion. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and in no event may the purchase price be decreased to an amount less than the par value, if any, of the stock subject to the purchase right. The adjustments determined by the compensation committee will be final, binding and conclusive.

Change of Control. In the event of a change of control of Oclaro (as defined in the ESPP), the surviving, continuing, successor, or purchasing corporation or its parent, as the case may be, which we refer to as the “acquiring corporation,” may, without the consent of any participant, assume or continue Oclaro’s rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights for the acquiring corporation’s stock. If the acquiring corporation elects not to assume, continue or substitute for the outstanding purchase rights, the purchase date of the then current offering period will be accelerated to a date before the date of the change of control specified by the compensation committee, but the number of shares of common stock subject to outstanding purchase rights will not be adjusted. All purchase rights which are neither assumed or continued by the acquiring corporation in connection with the change of control nor exercised as of the date of the change of control will terminate and cease to be outstanding effective as of the date of the change of control.
Amendment and Termination of the Plan. The compensation committee may at any time amend, suspend or terminate the ESPP, except that:
•	no such amendment, suspension or termination will affect purchase rights previously granted under the ESPP unless expressly provided by the compensation committee; and
•
no such amendment, suspension or termination may adversely affect a purchase right previously granted under the ESPP without the consent of the participant, except to the extent permitted by the ESPP or as may be necessary to qualify the ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule.

In addition, an amendment to the ESPP must be approved by the stockholders of Oclaro within twelve (12) months of the adoption of the amendment if the amendment would authorize the sale of more shares than are then authorized for issuance under the ESPP or would change the definition of the corporations that may be designated by the compensation committee as participating companies. In the event that the compensation committee determines that continuation of the ESPP or an offering would result in unfavorable financial accounting consequences to Oclaro, the compensation committee may, in its discretion and without the consent of any participant, including with respect to an offering period then in progress:
•	terminate the ESPP or any offering period;
•	accelerate the purchase date of any offering period;
•	reduce the discount or the method of determining the purchase price in any offering period (e.g., by determining the purchase price solely on the basis of the fair market value on the purchase date);
•	reduce the maximum number of shares of common stock that may be purchased in any offering period; or
•	take any combination of the foregoing actions.
Withdrawal. A participant may withdraw from the ESPP by signing and delivering to Oclaro or a representative designated by Oclaro (including a third-party administrator) a written or electronic notice of withdrawal on a form provided by Oclaro for this purpose. Such withdrawal may be elected at any time prior to the end of an offering period. However, if a participant withdraws from the ESPP after a purchase date, the withdrawal will not affect shares of common stock acquired by the participant on such purchase date. A participant who voluntarily withdraws from the ESPP is prohibited from resuming participation in the ESPP in the same offering from which he or she withdrew, but may participate in any subsequent offering by again satisfying the enrollment requirements. We may impose, from time to time, a requirement that the notice of withdrawal from the ESPP be on file with us or a designated representative for a reasonable period prior to the effectiveness of the participant’s withdrawal.

Upon a participant’s voluntary withdrawal from the ESPP, the participant’s accumulated account balance that has not been applied toward the purchase of shares of common stock will be refunded to the participant as soon as practicable after the withdrawal, without the payment of any interest, and the participant’s interest in the ESPP and the offering will terminate. The amounts to be refunded may not be applied to any other offering under the ESPP.
New Plan Benefits. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of Oclaro common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.
U.S. Federal Income Tax Consequences
If Oclaro’s stockholders approve this proposal, the ESPP, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the applicable entry date and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of:
•	the excess of the amount received upon such sale or disposition over the purchase price, or
•	an amount equal to 15% of the fair market value of the shares as of the entry date.
Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Oclaro is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to Oclaro.
The foregoing is only a summary of the effect of U.S. Federal income taxation upon participants and Oclaro with respect to the ESPP based on the U.S. Federal income tax laws in effect as of the date of this proxy statement. It is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable or the gift, estate, or any tax law other than U.S. Federal income tax law. Because individual circumstances may vary, Oclaro advises all recipients to consult their own tax advisor concerning the tax implications of participation in the ESPP.

PROPOSAL 3
APPROVAL OF THE OCLARO, INC. VARIABLE PAY PROGRAM
The Oclaro, Inc. Variable Pay Program (the “Plan”) was adopted by the Board on July 27, 2010. The purpose of seeking stockholder approval of the Plan is to qualify for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code (“Section 162(m)”) for bonus compensation payable under the plan. Section 162(m) generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year to any “covered employee” within the meaning of Section 162(m). However, compensation payable solely on account of the attainment of one or more performance goals is not subject to the deduction limitation if:
•	the performance goals are objective, pre-established and determined by a committee comprised solely of two or more outside directors;
•	the material terms of the performance goals under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote; and
•	the committee comprised solely of two or more outside directors certifies that the performance goals and other material terms are in fact satisfied before the compensation is paid.
Our stockholder’s are being asked to approve the material terms of the Plan, including the applicable performance criteria, for purposes of qualifying for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code.
The Board believes that adoption of the Plan is necessary to meet our objectives of securing, motivating and retaining our officers and other employees in a tax-efficient manner. The following summary of the Plan does not purport to be a complete description of all of the provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan, which has been filed with the SEC as Annex B to this proxy statement. Any stockholder who wishes to obtain a copy of the Plan may do so upon written request to the Secretary at our principal executive offices.
In the event the Plan is not approved by our stockholders, the Board reserves the right to continue the administration of the Plan and to make awards under the Plan in accordance with its terms.
Board Recommendation
The Board believes that the approval of the Variable Pay Program is in the best interests of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” Proposal 3.
Summary Description of the Plan
Purposes. The purpose of the Plan is to reinforce corporate, organizational and business-development goals, to promote the achievement of financial and other business objectives and to align our compensation plans with corporate performance while increasing stockholder value.
Administration. The Plan may be administered by the Board, the compensation committee, and two or more of our “outside directors” within the meaning of Section 162(m). The compensation committee and two or more of our “outside directors” are collectively referred to in this summary description of the Plan as the Committee. Subject to Section 162(m) or as otherwise required for compliance with other applicable law, and with the exception of establishing performance goals, the Committee may delegate all or any part of its authority under the Plan to any of our officer(s).
Eligibility. Awards may be granted to our employees and employees of our affiliates in the sole discretion of the Committee. In determining the persons to whom awards will be granted and the performance goals relating to each award, the Committee will take into account such factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan. As of the date of this proxy statement, approximately 94 employees are expected to be eligible for participation in the Plan.

Performance Goals. The performance period with respect to which bonuses will be calculated and paid under the plan will be no longer than 12 months. On or prior to the earlier of the 90th day after the commencement of a performance period or on or prior to the date on which 25% of a performance period has elapsed, the Committee will specify, in writing, the participants for such performance period and the performance goals applicable to each award for each participant with respect to such performance period. The performance goals may be based on one or more of the following criteria, where applicable: (i) pre-tax income or after-tax income, adjusted or pro forma net income; (ii) earnings including operating income, net operating income, earnings before or after taxes, earnings before or after interest, and/or earnings before or after bonus, depreciation, amortization, and/or extraordinary or special items or earnings before interest, taxes and bonus; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets) or working capital or average operating working capital or average operating working capital to sales (average operating working capital divided by sales); (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) sales or sales growth; (xii) operating margin or profit margin; (xiii) share price or total stockholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) economic value added; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, financial management, project management, supervision of litigation, information technology, or goals relating to mergers and acquisitions, divestitures, joint ventures or similar transactions and integration of acquired companies; and (xviii) operational criteria, consisting of one of more of objectives based on yield improvement, scrape reduction and cycle time reductions.
Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to us or a subsidiary of ours (or one or more), or a division or strategic business unit of ours, all as determined by the Committee. The performance goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be paid and a maximum level of performance above which no additional payment will be made.
The compensation committee, or a committee consisting solely of two or more outside members of the Board, will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting us or any parent or subsidiary or the financial statements of ours or any parent or subsidiary of ours, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles to the extent such an adjustment does not cause an award to fail under Section 162(m).
The Committee may also provide for payment in the form of shares or share awards in such form as permitted under our Amended and Restated 2004 Stock Incentive Plan or any other equity incentive plan adopted by us and approved by our stockholders.
Maximum Bonuses. The maximum amount to be paid to a participant with respect to an award is limited to $2 million per calendar year.
Limitation on Committee’s Discretion. In no event will any discretionary authority granted to the Committee by the Plan including, but not limited to, negative discretion, be used to:
•	grant or provide payment in respect of awards for a performance period if the performance goals for such performance period have not been attained; or
•	increase an award above the maximum amount of $2 million per calendar year.

Certification of Performance Goal Attainment. Payment with respect to awards will be made only if and to the extent the performance goals with respect to such performance period are certified in writing by the Committee as having been attained, unless otherwise provided by the Committee in connection with specified terminations of employment. The Committee has the discretion to cancel or reduce the amount of payment under an award, provided that the exercise of such discretion shall not cause the affected award to fail to qualify as performance-based compensation under Section 162(m).
Change of Control. If any award that a participant earned under the Plan during any performance period ending prior to a change of control has neither been paid to the participant nor credited to such participant under a deferred compensation plan maintained or sponsored by us or an affiliate of ours prior to the change of control, such award will be paid to the participant within 30 days following such change of control and in no event later than on March 14th of the year following the year in which the performance period ends.
Amendments; Termination of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. However, no amendment that requires stockholder approval for the Plan to continue to comply with Section 162(m) will be effective unless the same is approved by the requisite vote of our stockholders. No amendment will affect adversely any of the rights of any participant under any award following the end of the performance period to which such award relates, provided that the exercise of the Committee’s discretion to reduce the amount of an award will not be deemed an amendment of the Plan.
Benefits under the Plan. Since individual benefits under the Plan will be determined by the Committee, benefits to be paid under the Plan are not determinable at this time.
New Plan Benefits of the Oclaro, Inc. Variable Pay Program

Name and Position	Amount ($) (1)	Number of Units
Alain Couder	$287,500	—
Jerry Turin	$92,400	—
Jim Haynes	$110,834	—
Scott Parker	—	—
Kate Rundle	$99,000	—
All executive officers as a group	$835,159	—
Non-executive officer directors as a group	—	—
Non-executive officer employees as a group	$1,012,479	—

(1)
In July 2011, Variable Pay Program cash target awards were established for the six-month period ending December 31, 2011. The amounts shown are the target award amounts for the six-month period. Actual payout opportunities vary between 50% to 150% of target if an award is paid. With respect to future grants under the Variable Pay Program, it is not possible to determine specific amounts that may be awarded in the future under the Variable Pay Program, because the grant and payout of awards will be discretionary.

PROPOSAL 4
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 13. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. These programs link compensation to the achievement of pre-established corporate financial performance objectives and provide long-term incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement and executive-related compensation tables for more information.

Fiscal Year 2011 Compensation Decisions and Pay for Performance
During fiscal year 2011, although we continued a number of historical compensation practices and programs, we also continued our redesign of our executive compensation program by employing the following pay for performance practices:
•	eliminated “single-trigger” equity acceleration in our change of control arrangements and entered into an amended and restated two-year employment contract with our Chief Executive Officer;
•	further refined our short-term variable pay program to take advantage of tax deductibility in accordance with Section 162(m);
•	increased the amount of at-risk, performance-based compensation for executives though our short-term and long-term incentive programs to above 70% of total compensation;
•	introduced performance-based restricted stock as an equity tool for rewarding our executives for longer term performance;
•	awarded market-competitive merit increases in July 2010 to high-performing executives based on results from fiscal year 2010; and
•
focused on improving overall motivation of our executives through competitive grants of long-term equity incentives which are directly linked to the share price of our stock and the creation of long-term stockholder value.

Fiscal year 2011 financial performance was below the 25th percentile of our industry peer group in terms of absolute overall market capitalization and net income. However, as a result of our focus on implementing pay for performance practices, the total direct compensation for Mr. Couder, as well as the total direct compensation for our other named executive officers, for fiscal year 2011 was also below the 25th percentile of our peer companies.
Fiscal Year 2012 Executive Compensation Decisions
As a result of the compensation committee’s review of our compensation programs and peer company data and best practices in the executive compensation area, and our ongoing commitment to strengthen the pay for performance aspects of our executive compensation program, in July 2011 the compensation committee recommended and our Board approved various decisions with respect to our executive compensation program in order to ensure we are able to retain our key executive talent and remain competitive with our market peers while establishing a strong pay for performance culture. These decisions include the following:
•	base salary targeted at the 50th percentile of peer companies with no merit adjustments for fiscal year 2012;
•	short-term incentive pay targeted at the 50th percentile of peer companies with no increase in target participation levels for fiscal year 2012;
•	variable pay performance goals based on several important short-term financial metrics with a minimum achievement requirement;
•	payout levels will continue to be capped at 150% of target under our variable pay program;
•
long-term incentive compensation will now be comprised of one-third time-based stock options, one-third time-based restricted stock units, and one-third performance-based stock units tied to our long-term performance as compared to our peers; and

•	new executive change of control agreements with “double-trigger” equity acceleration provisions, effective from January 1, 2012.

Board Recommendation
The Board believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
The following resolution is submitted for a stockholder vote at the annual meeting:
RESOLVED, that the stockholders of Oclaro approve, on an advisory basis, the compensation of Oclaro’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement.
The say-on-pay vote is advisory, and therefore not binding on Oclaro, our compensation committee or the Board. Although non-binding, the vote will provide information to our compensation committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the years to come.
The Board believes that the approval, on an advisory basis, of the compensation of our named executive officers is in the best interests of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” the resolution indicating approval of such compensation.
PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY WITH WHICH WE WILL HOLD FUTURE STOCKHOLDER
ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In connection with the advisory vote on the compensation of our named executive officers, Proposal 4, stockholders are also being asked to vote on the frequency with which we will hold future stockholder advisory votes on the compensation of our named executive officers. Stockholders may vote, on an advisory basis, that such votes are held every year, every two years or every three years.
We believe that it is important to give our stockholders the opportunity to assess and vote upon the compensation of our named executive officers in a timely and regular manner. Accordingly, the Board believes that our stockholders should have the opportunity to voice their approval or disapproval of the compensation of our named executive officers every year. The Board believes that annual votes will facilitate the highest level of accountability to and communication with our stockholders regarding our compensation philosophy, policies and practices. Further, an annual vote clearly ties the advisory vote on the compensation of our named executive officers to the current year’s compensation disclosure and avoids the potential for confusion that exists with a biennial or triennial vote as to which year stockholders are being asked to evaluate and vote on.
This vote is advisory and is not binding on the Board. However, the Board highly values the opinions expressed by our stockholders and will consider the outcome of the vote when determining the frequency with which advisory votes on the compensation of our named executive officers should be held. Stockholders are not being asked to approve or disapprove of the Boards’ recommendation, but rather to indicate their own preference among the frequency options.
Board Recommendation
For the reasons stated above, the Board unanimously recommends a vote of “EVERY YEAR” on Proposal 5 with respect to the frequency of the advisory vote on the compensation of our named executive officers.

PROPOSAL 6
RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012, subject to ratification by our stockholders at the Annual Meeting. If our stockholders do not ratify the selection of Grant Thornton LLP, our audit committee will reconsider the matter. A representative of Grant Thornton LLP, which has served as our independent registered public accounting firm since February 11, 2008, is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires. Even if the selection of Grant Thornton LLP is ratified, our audit committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Oclaro and our stockholders.
Board Recommendation
The Board believes that the selection of Grant Thornton LLP as independent auditor for the fiscal year ending June 30, 2012 is in the best interests of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” Proposal 6.
AUDIT MATTERS
Principal Accounting Fees and Services
The following table summarizes the fees of Grant Thornton LLP, our independent registered accounting firm for the fiscal years ended July 2, 2011 and July 3, 2010. For the fiscal year ended July 2, 2011, audit fees include an estimate of amounts not yet billed by Grant Thornton LLP.

	Fiscal Year Ended
Fee Category	July 2, 2011	July 3, 2010
	(Thousands)
Audit fees (1)	$1,626	$1,918
Audit-related fees (2)	$65	163
Tax fees	—	—
All other fees	—	—

Total fees	$1,691	$2,081

(1)
Audit fees consist of fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and which are not reported under “Audit Fees.” These services primarily relate to due diligence related to accounting consultations and audits in connection with acquisitions, services in connection with the filing of registration statements with the Commission, and consultations concerning internal controls, financial accounting and reporting standards.

AUDIT COMMITTEE REPORT
The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended July 2, 2011 and has discussed these consolidated financial statements with our management and independent registered public accounting firm.
The audit committee has also received from, and discussed with, Grant Thornton LLP, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T.
Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The audit committee has discussed with the independent registered public accounting firm its independence from Oclaro.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the Board that the audited consolidated financial statements be included in Oclaro’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011.
By the audit committee of the Board of Directors of Oclaro, Inc.
Lori Holland, Chairman
Edward Collins
Greg Dougherty
Marissa Peterson
Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. Our policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such preapproval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
The audit committee may delegate to each individual member of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Equity Compensation Plan Information
As of July 2, 2011, we maintained the Amended and Restated 2004 Stock Incentive Plan, the Bookham 1998 Equity Incentive Plan, the Avanex Corporation 1998 Stock Plan and the Avanex 1999 Director Option Plan. The following table summarizes our equity compensation plans as of July 2, 2011:

Number of Securities
Remaining Available for
	Number of Securities to		Future Issuance Under
	be Issued Upon Exercise		Equity Compensation
	of Outstanding Options	Weighted-average	Plans (Excluding
	and Vesting of Restricted	Exercise Price of	Securities Reflected in
	Stock Units	Outstanding Options (1)	Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,149,000	$9.38	3,727,000
Equity compensations plans not approved by security holders	—	—	—

	4,149,000	$9.38	3,727,000

(1)	The weighted-average exercise price does not take into account shares issuable upon the vesting of outstanding restricted stock unit awards, which have no exercise price.
STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
If a stockholder intends to submit a proposal for inclusion in the proxy statement and proxy card for our 2012 annual meeting, the stockholder must follow the procedures outlined in Rule 14a-8 under the Exchange Act. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, no later than May 18, 2012. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
If a stockholder wishes to present a proposal at the 2012 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, the stockholder must also give written notice to us at the address noted above. Our By-laws specify the information that must be included in any such notice, including (1) a brief description of the business desired to be brought before the annual meeting, the text relating to the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our By-laws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on our books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (3) the class and number of shares of stock which are owned, of record and beneficially, by the stockholder and beneficial owner, if any, (4) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (6) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal. We must receive this notice at least 90 days, but not more than 120 days, prior to October 24, 2012. However, if the 2012 annual meeting is scheduled to be held prior to September 24, 2012 or after November 24, 2012, the notice must be received no earlier than the 120th day prior to the 2012 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2012 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting is mailed or public disclosure of the date of such meeting is made, whichever occurs first. The adjournment or postponement of the 2012 annual meeting (or the public announcement thereof) will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. If the stockholder fails to provide timely notice of a proposal to be presented at the 2012 annual meeting, the proposal will be untimely, the chairman of the meeting may exclude the proposal from being brought before the meeting and the proxies designated by the Board will have discretionary authority to vote on such proposal should it be allowed to come before the meeting.

HOUSEHOLDING OF PROXY STATEMENT
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or 2011 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our 2011 Annual Report and/or proxy statement to you if you call or write us at the following address or phone number: Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Stock Administrator, (408) 383-1400. If you would like to receive separate copies of the 2011 Annual Report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
FINANCIAL STATEMENTS AVAILABLE; INCORPORATION BY REFERENCE
A copy of our Annual Report on Form 10-K for the fiscal year ended July 2, 2011, containing our audited consolidated financial statements for the fiscal year ended July 2, 2011, accompanies this proxy statement, but is not part of our soliciting materials. To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the Commission will not be deemed incorporated, unless specifically provided otherwise in such filing.
OTHER MATTERS
The Board knows of no business that will be presented for consideration at the Annual Meeting other than that described above. Under our By-laws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the Annual Meeting has passed. However, if any other business should come before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.
This proxy statement contains statements regarding future individual and Company performance targets and Company goals. These targets and Company goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

We encourage you to attend the Annual Meeting in person. However, in order to make sure that you are represented at the Annual Meeting, we urge you to vote your shares over the Internet or by telephone as provided in the instruction set forth on the proxy card, or complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.
By order of the Board of Directors,
Alain Couder
Chairman of the Board and Chief Executive Officer
September 9, 2011
San Jose, California

Appendix A
OCLARO, INC.
2011 EMPLOYEE STOCK PURCHASE PLAN
1.	Establishment, Purpose and Term of Plan.
1.1
Establishment. The Board adopted the Oclaro, Inc. 2011 Employee Stock Purchase Plan (the “Plan”) on July 27, 2011, subject to stockholder approval on or before December 31, 2011, effective as of a date determined by the Board within twelve (12) months of the date of stockholder approval. If stockholder approval is not received by such date, the Plan will have no effect.

1.2
Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments of such section), and the Plan shall be so construed.

1.3	Term of Plan. The Plan shall continue in effect for ten (10) years from its effective date unless it’s terminated earlier by the Committee.
2.	Definitions and Construction.
2.1
Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Change in Control” means the occurrence of any one or a combination of the following:
(i)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)
an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(o)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)	approval by the stockholders of a plan of complete liquidation or dissolution of the Company;
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(b) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
(c)	“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(d)
“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(e)	“Company” means Oclaro, Inc, a Delaware corporation, or any successor corporation thereto.

(f)
“Compensation” means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, sign-on bonuses, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not included above.

(g)	“Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(h)
“Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.

(i)	“Fair Market Value” means, as of any date:
(i)
Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.

(ii)
If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined in good faith by the Committee.

(j)
“Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies whose Eligible Employees are subject to a prohibition under applicable law on payroll deductions or other local law requirement, as described in Section 11.1(b).

(k)	“Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6.

(l)	“Offering Date” means, for any Offering Period, the first day of such Offering Period.

(m)	“Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

(n)	“Officer” means any person designated by the Board as an officer of the Company.

(o)
“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(p)	“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(q)	“Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(r)
“Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

(s)	“Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(t)	“Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

(u)
“Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

(v)	“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(w)
“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

(x)	“Securities Act” means the Securities Act of 1933, as amended.

(y)	“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(z)
“Subscription Agreement” means a written or electronic agreement, in such form as is specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11.1(b).

(aa)	“Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(bb)	“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
2.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	Administration.
3.1
Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses reasonably incurred by the Company in the administration of the Plan shall be paid by the Company.

3.2
Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election.

3.3
Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. In order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an separate Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable or differ than the terms of Purchase Rights granted to Employees resident in the United States.

3.4
Power to Establish Separate Offerings with Varying Terms. The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

3.5
Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3.3 and the regulations under Section 423 of the Code.

3.6
Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	Shares Subject to Plan.
4.1
Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,700,000 shares and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2
Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Section 8) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	Eligibility.
5.1	Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:
(a)	Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or
(b)	Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.
The Committee may include Employees described above in the category of Eligible Employees to the extent required under local law or as otherwise desired by the Committee.
5.2
Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5.3
Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

6.	Offerings.

The Plan shall be implemented by sequential Offerings of approximately six (6) months duration or such other duration as the Committee shall determine. Offering Periods shall commence on or about the tenth calendar days of February and August of each year and end on or about the ninth calendar days of the next August and February, respectively, occurring thereafter. Notwithstanding the foregoing, the Committee may revise the commencement dates or establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a day on which the principal stock exchange or quotation system on which the Stock is then listed is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

7.	Participation in the Plan.
7.1	Initial Participation.
(a)
Generally. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2	Continued Participation.
(a)
Generally. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1(a) if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.	Right to Purchase Shares.
8.1
Grant of Purchase Right. On the Offering Date of each Offering Period, each Participant in such Offering Period shall automatically be granted a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing the dollar limit in Section 8.2 (as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (b) the share limit in Section 8.3 (as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

8.2
Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

8.3
Share Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall purchase more than 15,000 shares of Stock during an Offering Period. This limitation may be adjusted by the Committee prior to the start of an Offering Period.

9.	Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided by the Plan and unless otherwise provided by the Committee, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date.

10.	Accumulation of Purchase Price through Payroll Deduction.

Except as provided in Section 11.1(b) with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1
Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first pay day during an Offering) or more than fifteen (15%) percent. The Committee may change the foregoing limits on payroll deductions (but shall not exceed fifteen (15) percent) effective as of any Offering Date.

10.2
Commencement of Payroll Deductions. Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3
Election to Decrease or Stop Payroll Deductions. During an Offering Period, a Participant may elect to decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in such Offering Period unless the Participant withdraws from the Plan as provided in Section 12.1.

10.4
Administrative Suspension of Payroll Deductions. The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right, or (b) during a calendar year under the limit set forth in Section 8.1. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was clause (a) in the preceding sentence, or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.5
Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation (and other amounts received from the Participant in a non-United States Participant pursuant to Section 11.1(b)) shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such amounts received or held by the Company may be used by the Company for any corporate purpose.

10.6	No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account.

11.	Purchase of Shares.
11.1	Exercise of Purchase Right.
(a)
Generally. Except as provided in Section 11.1(b), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

(b)
Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law. Notwithstanding Section 11.1(a), where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions. The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Stock determined in accordance with Section 11.1(a) to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right. The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11.4 any excess Purchase Price payment received from such Participant.

11.2
Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3
Delivery of Title to Shares. Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

11.4
Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

11.5
Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively. A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6
Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7
Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12.	Withdrawal from Plan.
12.1
Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2
Return of Plan Account Balance. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.	Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.	Effect of Change in Control on Purchase Rights.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.	Nontransferability of Purchase Rights.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.	Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.	Rights as a Stockholder and Employee.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.	Notification of Disposition of Shares.

The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

19.	Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”
20.	Designation of Beneficiary.
20.1
Designation Procedure. Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

20.2
Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

21.	Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	Amendment or Termination of the Plan.

The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

Appendix B
OCLARO, INC.
VARIABLE PAY PROGRAM
1. Purpose. The purpose of the Oclaro, Inc. (“Oclaro”) Variable Pay Program is to reinforce corporate, organizational and business-development goals, to promote the achievement of financial and other business objectives and to align our compensation plans with corporate performance while increasing shareholder value.
2. Definitions. The following terms, as used herein, shall have the following meanings:
a. “Affiliate” shall mean, with respect to the Company or any of its subsidiaries, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.
b. “Award” shall mean an incentive compensation award, granted pursuant to the Plan, that is contingent upon the attainment of Performance Goals with respect to a Performance Period.
c. “Board” shall mean the Board of Directors of the Company.
d. “Change in Control” shall mean (i) for the purposes of vesting of any Award, the occurrence of a Change in Control as defined in Appendix 1; and (ii) for purposes of payment of any Award that would be deferred compensation within the meaning of Section 409A of the Code, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A of the Code.
e. “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
f. “Committee” shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.
g. “Company” shall mean Oclaro, Inc. and its successors.
h. “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.
i. “Disability” means the Participant’s absence from the full-time performance of the Participant’s duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant’s legal representative.
j. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
k. “Negative Discretion” shall mean discretion exercised by the Committee to cancel or reduce the amount of payment under an Award; provided that the exercise of such discretion shall not cause the affected Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
l. “Participant” shall mean any employee of the Company or an Affiliate who is, pursuant to Section 4 of the Plan, selected to participate in the Plan.
m. “Performance Goals” shall mean performance goals based on one or more of the following criteria, where applicable: (i) pre-tax income or after-tax income, adjusted or pro forma net income; (ii) earnings including operating income, net operating income, earnings before or after taxes, earnings before or after interest, and/or earnings before or after bonus, depreciation, amortization, and/or extraordinary or special items or earnings before interest, taxes and bonus; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets) or working capital or average operating working capital or average operating working capital to sales (average operating working capital divided by sales); (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) sales or sales growth; (xii) operating margin or profit margin; (xiii) share price or total shareholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) economic value added; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, financial management, project management, supervision of litigation, information technology, or goals relating to mergers and acquisitions, divestitures, joint ventures or similar transactions and integration of acquired companies and (xviii) operational criteria, consisting of one of more of objectives based on yield improvement, scrape reduction and cycle time reductions. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be paid and a maximum level of performance above which no additional payment will be made.
n. “Performance Period” shall mean a period of no longer than twelve (12) months.
o. “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
p. “Plan” shall mean Oclaro Variable Pay Program.
3. Administration. The Plan shall be administered by the Committee and Board (subject to the delegation provision below) in accordance with the Company’s Compensation Committee Charter. The Committee and Board, as applicable, and in accordance with Section 162(m) of the Code, shall have the authority, including, without limitation, to interpret the terms thereof, to grant Awards subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any parent or subsidiary of the Company or the financial statements of the Company or any parent or subsidiary of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles to the extent such an adjustment does not cause an Award to fail under Section 162(m) of the Code. All Performance Goals will be established by the Committee in its sole discretion.
All decisions, determinations and interpretations of the Committee (or its delegate, if applicable) shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).
Subject to Section 162(m) of the Code or as otherwise required for compliance with other applicable law, and with the exception of establishing Performance Goals, the Committee may delegate all or any part of its authority under the Plan to any officer or officers of the Company.
4. Eligibility. Awards may be granted to Participants in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
5. Terms of Awards. Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.
a. In General. On or prior to the earlier of the 90th day after the commencement of a Performance Period or on or prior to the date on which 25% of a Performance Period has elapsed, the Committee shall specify in writing, by resolution of the Committee or other appropriate action, the Participants for such Performance Period and the Performance Goals applicable to each Award for each Participant with respect to such Performance Period. Payment in respect of Awards shall be made under the terms of the Awards only if and to the extent the Performance Goals with respect to such Performance Period are certified in writing by the Committee as having been attained.

b. Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained in this Section 5, the maximum amount that may be paid to a Participant (including a Covered Employee) under the Plan with respect to an Award is $2 million per calendar year. Notwithstanding anything to the contrary herein, in determining and certifying the amount of payment under an Award in respect of a Performance Period, the Committee may cancel an Award or reduce the amount payable under an Award that was otherwise earned during a Performance Period through the use of Negative Discretion if, in the Committee’s sole discretion, such cancellation or reduction is appropriate. In no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (i) grant or provide payment in respect of Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (b) increase an Award above the maximum amount payable under this Section 5(b).
c. Time and Form of Payment. All payments in respect of Awards granted under this Plan shall be made in cash on March 14th of the year following the year in which the Performance Period ends. The Committee may also provide for payment in the form of shares or share awards in such form as permitted under the Company’s Amended and Restated 2004 Stock Incentive Plan or any other equity incentive plan adopted by the Company and approved by its stockholders.
6. Section 409A of the Code. Awards under the Plan are intended to comply with Section 409A of the Code and all Awards shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Award to the contrary, in the event that the Committee determines that any Award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Section 409A of the Code.
Notwithstanding any provisions of this Plan to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined pursuant to policies adopted by the Company) on his date of separation from service and if any portion of an Award to be received by the Participant upon his or her separation from service would be considered deferred compensation under Section 409A of the Code, amounts of deferred compensation that would otherwise be payable pursuant to this Plan during the six-month period immediately following the Participant’s separation from service will instead be paid or made available on the earlier of (i) the first day of the seventh month following the date of the Participant’s separation from service and (ii) the Participant’s death.
7. General Provisions.
a. Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.
b. Nontransferability. Awards shall not be transferable by a Participant except upon the Participant’s death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable in accordance with any beneficiary designation made by the Participant in accordance with Section 7(l) below or, in the absence thereof, by will or the laws of descent and distribution.
c. No Right To Continued Employment. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way whatever rights otherwise exist of the Company to terminate such Participant’s employment or change such Participant’s remuneration.

d. Withholding Taxes. Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right either to deduct from the payment, or to require the Participant or such other person to pay to the Company prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local or other withholding tax requirements related thereto.
e. Amendment, Termination and Duration of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires shareholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant under any Award following the end of the Performance Period to which such Award relates, provided that the exercise of the Committee’s discretion pursuant to Section 5(b) to reduce the amount of an Award shall not be deemed an amendment of the Plan.
f. Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.
g. Termination of Employment.
(i) Unless otherwise provided by the Committee, and except as set forth in subparagraph (ii) of this Section 7(g), a Participant must be actively employed by the Company or one of its Affiliates at the end of the Performance Period in order to be eligible to receive payment in respect of such Award.
(ii) Unless otherwise provided by the Committee, if a Participant’s employment is terminated as result of death or Disability prior to the end of the Performance Period, the Participant’s Award shall be cancelled and in respect of his or her cancelled Award the Participant shall receive a pro rata portion of the Award as determined by the Committee.
h. Change in Control. If any Award which a Participant earned under the Plan during any Performance Period which ended prior to a Change in Control has neither been paid to the Participant nor credited to such Participant under a deferred compensation plan maintained or sponsored by the Company or an Affiliate prior to the Change in Control, such Award shall be paid to the Participant within thirty (30) days following such Change in Control and in no event later than the date specified in Section 5(c).
i. Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.
j. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.
k. Effective Date. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the shareholders of the Company in order to comply with Section 162(m) of the Code.
l. Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation; provided, that, in the event the Participant does not designate a beneficiary with respect to a particular Award, the Participant’s most recent beneficiary designation form on file with the Company shall control. If no designated beneficiary survives the Participant and an Award is payable to the Participant’s beneficiary pursuant to Section 7(b), the Participant’s estate shall be deemed to be the grantee’s beneficiary.
m. Interpretation. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

APPENDIX 1 TO OCLARO, INC. VARIABLE PAY PROGRAM
CHANGE IN CONTROL — DEFINITION
“Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):
(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Appendix 1; or
(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or
(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

VOTE BY INTERNET - www.proxyvote.com
OCLARO, INC. ATTN: STOCKHOLDER ADMINISTRATION 2560 JUNCTION AVENUE SAN JOSE, CA 95134
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Oclaro, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M38349-P16355	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCLARO, INC. The Board of Directors recommends you	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
vote FOR the following:

1. Election of Directors	☐	☐	☐
Nominees 01) Edward Collins 02) Lori Holland

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:				For Against Abstain

2.	To approve the Oclaro, Inc. 2011 Employee Stock Purchase Plan.			☐ ☐ ☐

3.	To approve the Oclaro, Inc. Variable Pay Program.			☐ ☐ ☐

4.	To conduct an advisory vote on the compensation of our named executive officers.			☐ ☐ ☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:				1 Year 2 Years 3 Years Abstain

5.	To conduct an advisory vote on the frequency with which we will hold future stockholder advisory votes on the compensation of our named executive officers.			☐ ☐ ☐ ☐

The Board of Directors recommends you vote FOR the following proposal:				For Against Abstain

6.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.			☐ ☐ ☐

For address change/comments, mark here. (see reverse for instructions)		☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

M38350-P16355

OCLARO, INC.
Annual Meeting of Stockholders
October 26, 2011 8:00 a.m., PDT
This proxy is solicited by the Board of Directors of Oclaro, Inc. (the “Company”)
The undersigned, having received notice of the annual meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Alain Couder, Kate Rundle, and Jerry Turin (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on October 26, 2011 at the Company’s headquarters, 2560 Junction Avenue, San Jose, California, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present thereat.
If any other matter or proposal comes before the annual meeting, including consideration of a motion to adjourn the annual meeting to another time or place (including for the purpose of soliciting additional proxies), the undersigned acknowledges that the persons named as proxies will exercise their judgment in deciding how to vote, or otherwise act, at the annual meeting with respect to that matter or proposal.
Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. Unless voting these shares by the Internet or telephone, please vote, date and sign on the reverse side and return promptly in the enclosed postage pre-paid envelope.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side